                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER


                                     among


                                  AT&T CORP.,


                             D-GROUP MERGER CORP.,


                           LIBERTY MEDIA CORPORATION


                                      and


                               FOUR MEDIA COMPANY


                          Dated as of December 6, 1999



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I.   DEFINITIONS AND CONSTRUCTION.........................................................................    1
       1.1   Certain Definitions..................................................................................    1
       1.2   Additional Definitions...............................................................................    6
       1.3   Terms Generally......................................................................................    8
ARTICLE II. THE MERGER AND RELATED MATTERS........................................................................    9
       2.1   The Merger...........................................................................................    9
       2.2   Closing..............................................................................................   10
       2.3   Conversion of Securities.............................................................................   11
       2.4   Exchange of Shares...................................................................................   13
       2.5   Changes in Class A Liberty Media Group Stock.........................................................   16
       2.6   Capital Contribution to Liberty Media................................................................   16
ARTICLE III. CERTAIN ACTIONS......................................................................................   17
       3.1   Stockholder Meeting..................................................................................   17
       3.2   Registration Statement and Other Commission Filings..................................................   17
       3.3   Identification of Rule 145 Affiliates................................................................   18
       3.4   Reasonable Efforts...................................................................................   18
       3.5   Company Stock Option and Other Plans.................................................................   20
       3.6   Parent Ownership of Company Common Stock.............................................................   20
       3.7   Expenses.............................................................................................   20
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................   21
       4.1   Corporate Organization...............................................................................   21
       4.2   Subsidiaries.........................................................................................   21
       4.3   Capitalization.......................................................................................   22
       4.4   Corporate Proceedings, etc...........................................................................   23
       4.5   Consents and Approvals...............................................................................   24
       4.6   Absence of Defaults, Conflicts, etc..................................................................   24
       4.7   Reports..............................................................................................   25
       4.8   Absence of Certain Developments......................................................................   26
       4.9   Compliance with Law..................................................................................   26
      4.10   Litigation...........................................................................................   27
      4.11   Material Contracts...................................................................................   28
      4.12   Absence of Undisclosed Liabilities...................................................................   28
      4.13   Labor Relations and Employment.......................................................................   29
      4.14   Employee Benefit Plans...............................................................................   30
      4.15   FCC Matters..........................................................................................   33
      4.16   Real Property........................................................................................   33
      4.17   Condition of Properties..............................................................................   34
      4.18   Environmental Matters................................................................................   34
      4.19   Intellectual Property................................................................................   36

                                                                 i

                                                                                                                     Page
      4.20   Year 2000............................................................................................   38
      4.21   Tax Matters..........................................................................................   38
      4.22   Insurance............................................................................................   39
      4.23   Transactions with Related Parties....................................................................   39
      4.24   Interest in Competitors..............................................................................   40
      4.25   Brokerage............................................................................................   40
      4.26   Disclosure...........................................................................................   40
      4.27   DGCL Section 203.....................................................................................   41
      4.28   Company Action.......................................................................................   41
      4.29   Fairness Opinion.....................................................................................   41
      4.30   FIRPTA...............................................................................................   41
      4.31   No Investment Company................................................................................   41
      4.32   Employment Agreements................................................................................   41
      4.33   Negative Assurances..................................................................................   42
      4.34   Vote Required........................................................................................   42
      4.35   No Excise Tax Obligations............................................................................   42
      4.36   Pioneer Status.......................................................................................   42
      4.37   British Telecommunications...........................................................................   42
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT...............................................................   42
       5.1   Organization and Qualification.......................................................................   42
       5.2   Authorization and Validity of Agreement..............................................................   43
       5.3   Capitalization of Parent.............................................................................   43
       5.4   Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub...................................   43
       5.5   Information Supplied.................................................................................   44
ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF LIBERTY MEDIA.......................................................   44
       6.1   Organization and Qualification.......................................................................   44
       6.2   Authorization and Validity of Agreement..............................................................   45
       6.3   Ownership of Company Common Stock....................................................................   45
       6.4   Information Supplied.................................................................................   45
       6.5   Liberty Media Group Information......................................................................   46
       6.6   No Approvals or Notices Required; No Conflict with Instruments.......................................   46
       6.7   Absence of Certain Changes or Events.................................................................   47
       6.8   Brokers or Finders...................................................................................   47
ARTICLE VII. ADDITIONAL COVENANTS AND AGREEMENTS..................................................................   48
       7.1   Access to Information Concerning Properties and Records..............................................   48
       7.2   Confidentiality......................................................................................   48
       7.3   Public Announcements.................................................................................   49
       7.4   Conduct of the Company's Business Pending the Effective Time.........................................   49
       7.5   No Solicitation......................................................................................   52
       7.6   Maintenance of Pioneer Status........................................................................   54
       7.7   Actions by Merger Sub................................................................................   54
       7.8   Listing..............................................................................................   55
       7.9   Convertible Securities...............................................................................   55

                                                                ii

                                                                                                                     Page

      7.10   Voting Agreement.....................................................................................   55
      7.11   Indemnification of Directors and Officers; Insurance.................................................   55
      7.12   [Intentionally Omitted.].............................................................................   57
      7.13   Certificates as to Indebtedness......................................................................   57
      7.14   Notification of Certain Matters......................................................................   57
      7.15   Defense of Litigation................................................................................   57
      7.16   Additional Financial Statements......................................................................   58
      7.17   Agreement with Robert T. Walston.....................................................................   58
ARTICLE VIII. CONDITIONS PRECEDENT................................................................................   58
       8.1   Conditions Precedent to the Obligations of Parent, Liberty Media, Merger Sub and the Company.........   58
       8.2   Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Liberty Media....   59
       8.3   Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Parent...........   61
       8.4   Conditions Precedent to the Obligations of the Company...............................................   64
ARTICLE IX. TERMINATION...........................................................................................   65
       9.1   Termination and Abandonment..........................................................................   65
       9.2   Termination Fee; Effects of Termination..............................................................   66
ARTICLE X. MISCELLANEOUS..........................................................................................   67
      10.1   No Waiver or Survival of Representations and Warranties..............................................   67
      10.2   Notices..............................................................................................   67
      10.3   Entire Agreement.....................................................................................   68
      10.4   Assignment; Binding Effect; Benefit..................................................................   69
      10.5   Amendment............................................................................................   69
      10.6   Extension; Waiver....................................................................................   69
      10.7   Parent Transactions..................................................................................   70
      10.8   Headings.............................................................................................   70
      10.9   Counterparts.........................................................................................   70
     10.10   Applicable Law.......................................................................................   70
     10.11   Enforcement..........................................................................................   70
     10.12   Company Disclosure Schedule..........................................................................   70

                                                                iii

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 6th day of December, 1999, by and among AT&T Corp., a New York corporation ("Parent"), D-Group Merger Corp., a Delaware corporation ("Merger Sub"), Liberty Media Corporation, a Delaware corporation ("Liberty Media"), and Four Media Company, a Delaware corporation (the "Company").

          WHEREAS, the parties are entering into this Agreement to provide for the terms and conditions upon which the Company will be acquired by Parent by means of a merger of Merger Sub, a direct wholly owned Subsidiary of Parent, with and into the Company (the "Merger").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereby agree as follows:

                                  ARTICLE I.
                         DEFINITIONS AND CONSTRUCTION

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

          An "Affiliate" of any Person shall mean any other Person which,
              ---------
directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise. For purposes of this Agreement, the Company's "Affiliates" shall include the Warburg Entities, but shall not include any Affiliates of the Warburg Entities. Notwithstanding the foregoing, for purposes of this Agreement, neither Parent nor any of its Affiliates shall be deemed to be an Affiliate of Liberty Media or any of its Affiliates, and neither Liberty Media nor any entity that is a member of the Liberty Media Group nor any of the Affiliates of any of the foregoing shall be deemed to be an Affiliate of Parent or any of its Affiliates.

          "Agreement" shall mean this Agreement and Plan of Merger, including
           ---------
all Exhibits and Schedules hereto.

          "Catalina" shall mean Catalina Transmission Corp., an indirect wholly
           --------
owned Subsidiary of the Company.

          "Class A Liberty Media Group Stock" shall mean the Class A Liberty
           ---------------------------------
Media Group Common Stock, par value $1.00 per share, of Parent.

          "Class B Liberty Media Group Stock" shall mean the Class B Liberty
           ---------------------------------
Media Group Common Stock, par value $1.00 per share, of Parent.

          "Closing" shall mean the consummation of the transactions contemplated
           -------
by this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs
           ------------
pursuant to Section 2.2.

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Common Stock Group" shall have the meaning given to such term in the
           ------------------
Parent Charter.

          "Company Common Stock" shall mean the common stock, par value $.01 per
           ---------------------
share, of the Company.

          "Company Disclosure Schedule" shall mean the disclosure schedule,
           ---------------------------
dated as of the date of this Agreement, delivered by the Company to each of Parent and Liberty Media on or prior to the date hereof.

          "Company Stock Plans" shall mean (i) the Company's 1997 Stock Option
           -------------------
Plan and (ii) the Company's Amended and Restated 1997 Directors Option Plan, as listed in Section 4.3(a) of the Company Disclosure Schedule.

          "Company Transaction Documents" shall mean this Agreement and all
           -----------------------------
other agreements contemplated by this Agreement to which the Company is a party.

          "Contribution Agreement" shall mean the Contribution Agreement dated
           ----------------------
March 9, 1999, by and among Liberty Media, Liberty Media Management LLC, Liberty Media Group LLC and Liberty Ventures Group LLC.

          "Covered Entity" shall have the meaning ascribed thereto in the Parent
           --------------
Charter.

          "DGCL" shall mean the General Corporation Law of the State of
           ----
Delaware.

          "Effective Time" shall mean the time when the Merger of Merger Sub
           --------------
with and into the Company becomes effective under the DGCL as provided in
Section 2.1(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations thereunder.

          "Fleming Funds" shall mean Fleming US Discovery Fund III, L.P., a
           -------------
Delaware limited partnership, and Fleming US Discovery Offshore Fund III, L.P., a Bermuda limited partnership, collectively.

          "Fifth Tax Sharing Amendment" shall mean the Fifth Amendment to Tax
           ---------------------------
Sharing Agreement, by and among Parent, Liberty Media, for itself and each member of the Liberty Media Group, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity (as defined therein), dated as of the date hereof.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States as in effect from time to time.

          "Governmental Consent" shall mean any consent, approval, order or
           --------------------
authorization of or other action by any Governmental Entity.

          "Governmental Entity" shall mean and include any court, arbitrators,
           -------------------
administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

          "Governmental Filing" shall mean any registration, qualification,
           -------------------
declaration or filing with or any notice to any Governmental Entity.

          "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust
           --------------
Improvements Act of 1976, and the rules and regulations thereunder.

          "Indebtedness" shall mean, with respect to any Person, without
           ------------
duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company)
(A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding contingent payment obligations and accounts payable) or (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; (ii) every liability of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability, in either case to the extent required pursuant to GAAP to be set forth as a liability on a balance sheet of such Person.

          "Inter-Group Agreement" shall mean the Inter-Group Agreement, dated as
           ---------------------
of March 9, 1999, as amended, among Parent, on the one hand, and Liberty Media, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand.

          "Inter-Group Supplement" shall mean the Fourth Supplement to the
           ----------------------
Inter-Group Agreement between and among Parent, on the one hand, and Liberty Media, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand, dated as of the date hereof.

          "Law" shall mean any foreign or domestic law, statute, code,
           ---
ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree promulgated or entered by a Governmental Entity.

          "Liberty Media Affiliate," "Affiliate of Liberty Media" and similar
           ------------------------   --------------------------
phrases shall mean Liberty Media, each member of the Liberty Media Group, each Covered Entity and each Subsidiary of Liberty Media, any member of the Liberty Media Group or a Covered Entity and, from and after the Effective Time, the Surviving Entity.

          "Liberty Media Group" shall mean the Liberty Media Group, as defined
           -------------------
in the Parent Charter and shall include Ranger Acquisition Corp., A-Group Merger Corp., B-Group Merger Corp., C-Group Merger Corp., and each of their respective Subsidiaries and successors.

          "Liberty Media Group Information" means the information regarding the
           -------------------------------
Liberty Media Group described in Section 6.5.

          "Liberty Media Material Adverse Effect" shall mean (i) a material
           -------------------------------------
adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of Liberty Media to perform its obligations hereunder) or (ii) a material adverse effect on the business, assets or financial condition of Liberty Media and its Subsidiaries, taken as a whole.

          "Lien" shall mean any security interest, mortgage, pledge,
           ----
hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Material Adverse Effect" shall mean (i) a material adverse effect on
           -----------------------
the transactions contemplated hereby (including a material adverse effect on the ability of any party hereto to consummate such transactions or perform its material obligations hereunder) or (ii) a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole.

          "Merger" shall have the meaning specified in the preamble hereto.
           ------

          "Merger Consideration" shall mean the Stock Consideration and the Cash
           --------------------
Consideration to which holders of shares of Company Common Stock are entitled pursuant to Section 2.3(a)(i).

          "NYSE" shall mean The New York Stock Exchange.
           ----

          "Parent Adverse Effect" shall mean any of (i) an effect which is
           ---------------------
adverse to, or burdensome on the business, assets, liabilities, condition (financial or otherwise), results of operations, operations or prospects of any business of Parent or its Subsidiaries being conducted on the date hereof (other than, in each case, any such effect which is insignificant in nature or consequence) or (ii) an adverse effect on the relationship between Parent or any of its Subsidiaries and any federal or state Governmental Entity having jurisdiction over any business of Parent or its Subsidiaries or the operations or assets thereof (other than such an effect which is insignificant in nature or consequence).

          "Parent Charter" shall mean the Amended Certificate of Incorporation
           --------------
of Parent.

          "Parent Common Stock" shall mean the common stock, par value $1.00 per
           -------------------
share, of Parent.

          "Parent/Liberty Media Commission Filings" means and includes all
           ---------------------------------------
reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed or to be filed by Parent or Liberty Media with the Commission during the period from the effectiveness of the acquisition by Parent of Tele-Communications, Inc., on March 9, 1999, through the Closing Date, to the extent (and only to the extent) that such documents include any financial statements of, or narrative description (including management's discussion and analysis) specifically regarding, the Liberty Media Group.

          "Parent Material Adverse Effect" shall mean (i) a material adverse
           ------------------------------
effect on the transactions contemplated hereby (including a material adverse effect on the ability of Parent and Merger Sub to perform their respective obligations hereunder) or (ii) an adverse effect on the business, assets, liabilities, operations, results of operations, or financial condition of Parent or any of its Subsidiaries that is material to the Parent and all of its Subsidiaries taken as a whole.

          "Parent Transaction" shall mean any merger, acquisition, business
           ------------------
combination, stock repurchase, stock issuance or other transaction or business opportunity, even if such Parent Transaction would materially interfere with the transactions contemplated by this Agreement.

          "Permitted Encumbrances" shall mean the following Liens with respect
           ----------------------
to the properties and assets of the Company: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books (to the extent required thereby); (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books (to the extent required thereby); (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, and (e) easements, restrictions and other defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the Company's use or occupancy of the property affected thereby.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

          "Post-Merger Restructuring Transactions" shall mean each of the
           --------------------------------------
transactions described in Exhibit 2.6 hereto.

          "Restriction", with respect to any capital stock or other security,
           -----------
shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any Law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations thereunder.

          "Subsidiary" when used with respect to any Person, means any
           ----------
corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Notwithstanding the foregoing, for purposes of this Agreement, Parent's Subsidiaries shall be deemed not to include Liberty Media, any Liberty Media Affiliate or any entity that is a member of the Liberty Media Group or any of the Affiliates of any of the foregoing, whether or not they otherwise would be Subsidiaries of Parent under the foregoing definition. Notwithstanding the foregoing, for purposes of this Agreement, the Company's Subsidiaries shall include all entities listed in Section 4.2 of the Company Disclosure Schedule.

          "Surviving Entity" shall mean the Company as the surviving entity in
           ----------------
the Merger as provided in Section 2.1(a).

          "Voting Agreements" shall mean the Agreements, dated as of the date
           -----------------
hereof, among Liberty Media and certain stockholders of the Company, substantially in the forms of Exhibits 7.10(a) and 7.10(b) attached hereto.

          "Warburg Entities" shall mean Warburg, Pincus & Co., Warburg, Pincus
           ----------------
Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V.

1.2 Additional Definitions. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

Defined Term                                                                       Section
------------                                                                       -------
breaching party                                                                    3.7
BT                                                                                 4.37
Cash Consideration                                                                 2.3(a)(i)
Cashed Out Options                                                                 2.3(b)(ii)
Certificates                                                                       2.4(b)
Certificate of Merger                                                              2.1(a)
Claim                                                                              7.11(a)
Class A Liberty Media Group Stock Exchange Ratio                                   2.3(a)(i)
Code                                                                               4.14(a)
Company                                                                            Preamble
Company Board                                                                      3.1
Company Charter                                                                    3.1
Company Plans                                                                      4.14(a)
Company Preferred Stock                                                            4.3(a)
Company SEC Reports                                                                4.7(a)
Company Stock Option                                                               2.3(b)(i)
Computer Software                                                                  4.20
Confidential Information                                                           7.2
Consolidated Returns                                                               4.21
Contract Consent                                                                   4.6(a)
Contract Notice                                                                    4.6(a)
Contract                                                                           4.6(a)(1)
Convertible Securities                                                             4.3(c)
disclosing party                                                                   7.2
Employment Agreements                                                              4.32
Environmental and Health Laws                                                      4.18
Environmental Permits                                                              4.18
ERISA                                                                              4.14(a)
ERISA Affiliate                                                                    4.14(a)
Excess Shares                                                                      2.4(f)
Exchange Agent                                                                     2.4(a)
Exchange Agent Agreement                                                           2.4(a)
Exchange Pool                                                                      2.4(a)
Extraordinary Transaction                                                          7.5(a)
Extraordinary Transaction Interest                                                 7.5(a)
Fairness Opinion                                                                   4.29
FCC                                                                                4.5
FCC Licenses                                                                       4.15
Fractional Fund                                                                    2.4(f)
Hazardous Material                                                                 4.18
Houlihan Lokey                                                                     4.25
Indemnified Liabilities                                                            7.11(a)
Indemnified Party                                                                  7.11(a)
Injunction                                                                         3.4(a)
Intellectual Property                                                              4.19

Defined Term                                                                       Section
------------                                                                       -------
Interim SEC Reports                                                               4.7(a)
IRS                                                                               4.21(a)
Leased Real Property                                                              4.16(b)
Licenses                                                                          4.9(c)
Local Approvals                                                                   4.5(ii)
Liberty Media                                                                     Preamble
Liberty Media Disclosure Schedule                                                 Article VI
Material Contracts                                                                4.11
Merger                                                                            Preamble
Merger Proposal                                                                   3.1
Merger Sub                                                                        Preamble
Multiemployer Plan                                                                4.14(b)
non-breaching party                                                               3.7
Option Holders                                                                    2.3(b)(ii)
Option/Warrant Rollover Ratio                                                     2.3(b)(i)
Organizational Documents                                                          4.1(a)
Owned Real Property                                                               4.16(a)
Parent                                                                            Preamble
Parent Preferred Stock                                                            5.3
PBGC                                                                              4.14(e)
PCB                                                                               4.18(a)(iv)
Pension Plans                                                                     4.14(a)
Proxy Statement                                                                   3.2(a
receiving party                                                                   7.2
Registration Statement                                                            3.2(a)
Remedial Action                                                                   4.18
Representatives                                                                   7.2
Rollover Option                                                                   2.3(b)(i)
Rollover Warrants                                                                 2.3(b)(i)
Rule 145 Agreement                                                                3.3
Special Meeting                                                                   3.1
Stock Consideration                                                               2.3(a)(i)
Subsequent Determination                                                          7.5(c)
Superior Proposal                                                                 7.5(c)
tax                                                                               4.21(a)
Termination Fee                                                                   9.2
Violation                                                                         4.6(a)
Voting Debt                                                                       4.3(a)
Warrants                                                                          2.3(b)(i)

1.3 Terms Generally. The definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof" and "hereunder" and words of similar import refer to this

Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the Company's knowledge" or any similar term relating to the knowledge of the Company means the actual knowledge of any of the following officers and employees of the Company: Robert T. Walston, Jeffrey J. Marcketta, Christopher
M. R. Phillips and William E. Niles, in each case without investigation or inquiry by such officers and employees (other than any such investigation or inquiry in the ordinary course of their duties to the Company), unless the context otherwise requires. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. As applied to Parent and its Subsidiaries, the phrases "as soon as reasonably practicable," "as promptly as practicable" and similar phrases shall mean "reasonably promptly under the circumstances, in light of the other burdens on the time and attention of the directors, officers, employees and agents of Parent and the relative benefits to Parent of this Agreement and such other burdens."

                                  ARTICLE II.
                        THE MERGER AND RELATED MATTERS

2.1  The Merger.

     (a)  Merger; Effective Time.  At the Effective Time and subject to and upon
          ----------------------
the terms and conditions of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent, Liberty Media and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article IX, the parties will cause the Certificate of Merger to be filed concurrently with or as soon as practicable after the Closing.

     (b)  Effects of the Merger. The Merger shall have the effect set forth in
          ---------------------
Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company, and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

     (c)  Certificate of Incorporation and Bylaws of Surviving Entity. At the
          -----------------------------------------------------------
Effective Time, the certificate of incorporation of the Company, as theretofore amended, supplemented, and/or restated, shall be amended and restated to read in its entirety as set forth in Exhibit 2.1(c)(i) attached hereto and incorporated herein by this reference, and as so amended and restated shall be the certificate of incorporation of the Surviving Entity until thereafter amended, supplemented, and/or restated in accordance with the DGCL. At the Effective Time, the bylaws of the Company, as theretofore amended, supplemented, and/or restated, shall be amended and restated to read in their entirety as set forth in Exhibit 2.1(c)(ii) attached hereto and incorporated herein by this reference, and as so amended and restated shall be the bylaws of the Surviving Entity until thereafter amended, supplemented, and/or restated in accordance with the DGCL.

     (d)  Directors and Officers of Surviving Entity. The persons serving
          ------------------------------------------
immediately prior to the Effective Time as directors of the Company shall resign, effective immediately prior to the Effective Time, and at the Effective Time any such person who shall not have so resigned shall be, and hereby is, removed, and at the Effective Time the following persons shall constitute the board of directors of the Surviving Entity: Charles Tanabe and Robert R. Bennett. At the Effective Time, each person serving as an officer of the Company immediately prior to the Effective Time shall be and continue as an officer of the Surviving Entity, holding the same office of, and having the same powers, authority, and authorization as to, the Surviving Entity, as such person held and had in respect of the Company immediately prior to the Effective Time.

2.2  Closing.

     (a)  Closing. The Closing shall take place (i) at 10:00 a.m. (New York
          -------
time) at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022, on the first business day following the date on which the last of the conditions set forth in Article VIII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, to the extent permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto.

     (b)  Obligations of the Company. In addition to the documents required by
          --------------------------
Article VIII, the Company shall deliver the following documents at the Closing:

          (i) a long form certificate of good standing from the State of Delaware dated as of a date not more than two business days prior to the Closing Date and certifying that the Company is duly qualified and in good standing as of the date of such certificate;

          (ii) written resignations from the directors of the Company, effective immediately prior to the Effective Time; and

          (iii) the executed Certificate of Merger substantially in the form of
Exhibit 2.1(a).

2.3  Conversion of Securities.

     (a)  Conversion of Company Securities.  At the Effective Time, by virtue of
          --------------------------------
the Merger and without any action on the part of Parent, Merger Sub, Liberty Media, the Company or the holders of any of their securities:

          (i) Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than such shares to be canceled in accordance with Section 2.3(a)(iii) and subject to Sections 2.4(f) and 2.4(j)) shall be converted into and represent the right to receive, and shall be exchangeable for
(i) 0.16129 of a share (the "Class A Liberty Media Group Stock Exchange Ratio") of Class A Liberty Media Group Stock (the "Stock Consideration") and (ii) $6.25 in cash (the "Cash Consideration").

          (ii) All shares of Class A Liberty Media Group Stock issued pursuant to this Section 2.3(a) will be validly issued, fully paid and non-assessable. All shares of Company Common Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired, and, subject to Section 2.4(j), each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.3(a), including any cash in lieu of a fractional share payable pursuant to Section 2.4(f) (and any dividends or other distributions payable pursuant to Section 2.4(g)), with respect thereto upon the surrender of such certificate in accordance with Section 2.4, without interest.

          (iii) Each share of Company Common Stock that immediately prior to the Effective Time is held by the Company as a treasury share shall be canceled and retired without payment of any consideration thereof and without any conversion thereof into the Merger Consideration.

     (b)  Treatment of Company Stock Options and Warrants.
          -----------------------------------------------

          (i) The Company shall take any action necessary (including those actions contemplated by Section 3.5 hereof) under the Company Stock Plans, any other agreements pursuant to which Company Stock Options were issued and the Warrants to effect the transactions contemplated by this Section 2.3(b). Subject to Section 2.3(b)(ii) below, at the Effective Time, (A) subject, to the extent necessary under the Company's 1997 Amended and Restated 1997 Director Option Plan, to each optionee's consent to the actions contemplated by this Section 2.3(b)(i), all outstanding options to purchase shares of Company Common Stock under a Company Stock Plan, which are listed in Section 2.3(b)(i)(A) of the Company Disclosure Schedule ("Company Stock Options") other than Cashed Out Options (as defined below), and (B) all outstanding warrants issued by the Company to purchase shares of Company Common Stock listed in Section 2.3(b)(i)(B) of the Company Disclosure Schedule ("Warrants"), whether or not then immediately exercisable or "in the money," shall, without any further action on the part of any holder thereof, be assumed by Parent in accordance with the following sentence. Thereafter, each Company Stock Option so assumed (a "Rollover Option") and each Warrant so assumed (a "Rollover Warrant") shall (subject, to the extent necessary under the Company's 1997 Amended and Restated 1997 Director Option Plan, to each optionee's consent to the actions contemplated by this Section 2.3(b)(i)) be deemed to constitute an option or warrant, as applicable, to purchase, on the same terms and conditions as were applicable under such Company Stock Option or Warrant, that number of shares of Class A Liberty Media Group Stock which is equal to the number of shares of Company Common Stock that were subject to such Company Stock Option or Warrant immediately prior to the Effective Time multiplied by 0.32258 (the "Option/Warrant Rollover Ratio"), rounded up to the nearest whole number, at an exercise price per share of Class A Liberty Media Group Stock equal to the amount determined by dividing the exercise price per share of Company Common Stock subject to such Company Stock Option or Warrant immediately prior to the Effective Time by the Option/Warrant Rollover Ratio, and rounding the resulting number down to the nearest whole cent; provided, however, that (a) the
                                       --------  -------
Option/Warrant Rollover Ratio shall be adjusted in a manner consistent with all adjustments, if any, to the Class A Liberty Media Group Stock Exchange Ratio pursuant to Section 2.5, and (b) after the Effective Time, holders of Rollover Options to the extent vested and exercisable, shall be entitled, upon surrender and termination of such Rollover Option, to receive a cash payment from Liberty in an amount (if any) equal to the number of shares of Class A Liberty Media Group Stock subject to such Rollover Option multiplied by the difference (if positive) between (i) the average of the closing prices of Class A Liberty Media Group Stock on the NYSE Composite Transaction Tape for the ten previous consecutive trading days and (ii) the exercise price of such Rollover Option. All shares of Class A Liberty Media Group Stock issued upon the exercise of any Rollover Option or Rollover Warrant will be validly issued, fully paid and non-assessable. Parent shall use commercially reasonable efforts to cause the issuance of shares of Class A Liberty Media Group Stock issuable upon exercise of any Rollover Options to have been registered, at or as promptly as reasonably practicable following the Effective Time, pursuant to an effective registration statement on Form S-8 (or other comparable form) under the Securities Act, and Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any Rollover Options remain exercisable. Liberty shall use commercially reasonable efforts to cause the option agreements or other appropriate documentation representing Rollover Options to be delivered to Persons entitled to Rollover Options (against surrender of the option agreements or other appropriate documentation representing the Company Stock Options to which such Rollover Options relate) within five days after the Closing Date, subject to the terms of such Rollover Options.

          (ii) Concurrent with the Effective Time, Company Stock Options that are vested and exercisable on the Closing Date and for which the holders thereof ("Option Holders") have, on or prior to the Effective Time, executed and delivered the requisite form of consent (reasonably acceptable to Liberty Media and Parent), shall, at the Effective Time and upon their surrender to the Company by such Option Holders, be canceled by the Company and such Option Holders shall receive in full satisfaction thereof a cash payment from the Company in an amount (if any) equal to the number of shares of Company Common Stock subject to each such surrendered Company Stock Option multiplied by the difference (if positive) between $12.50 and the exercise price per share of such Company Stock Option. The Company Stock Options so surrendered are referred to herein as "Cashed Out Options." The Company shall use its reasonable best efforts to obtain each Option Holders' consent to such cash payment and shall provide a report to Liberty Media five days prior to the Closing Date listing the Option Holders that elected to obtain Cashed Out Options; the Company shall also confirm such report on the Closing Date.

     (c)  Conversion of Merger Sub Stock. At the Effective Time, by virtue of
          ------------------------------
the Merger and without any action on the part of Parent, Merger Sub, Liberty Media, the Company or the holders of any of their securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock, par value $.01 per share, of the Surviving Entity.

2.4  Exchange of Shares.

     (a)  Appointment of Exchange Agent; Exchange Pool. On or before the Closing
          --------------------------------------------
Date, Parent and the Company shall enter into an agreement (the "Exchange Agent Agreement") with Boston Equiserve Trust Company, N.A. or, at Parent's option, another exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such exchange agent to act as exchange agent hereunder. At the Effective Time, Liberty Media shall deposit with the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time were the holders of Company Common Stock, cash in amounts necessary to pay the Cash Consideration pursuant to Section 2.3(a). Promptly following the Effective Time, Parent shall make available to the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time were the holders of Company Common Stock, certificates representing a sufficient number of shares of Class A Liberty Media Group Common Stock required to effect the delivery of the Stock Consideration pursuant to Section 2.3(a) (the cash and the certificates representing Class A Liberty Media Group Common Stock delivered to the Exchange Agent pursuant to this Section 2.4(a) and comprising the Merger Consideration being hereinafter referred to as the "Exchange Pool"). The Exchange Agent shall invest any cash included in the Exchange Pool in one or more bank accounts or in high-quality, short-term investments, as directed by Liberty Media, on a daily basis. Any interest and other income resulting from such investments will be paid to Liberty Media.

     (b)  Letter of Transmittal.  As soon as reasonably practicable after the
          ---------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger
Consideration: (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as Parent, Liberty Media and the Company reasonably specify.

     (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Parent pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to Section 2.4(d), cause to be distributed to the Person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such Person representing the number of whole shares of Class A Liberty Media Group Stock constituting the Stock Consideration issuable with respect to the shares of Company Common Stock previously represented by the surrendered Certificate, (ii) payment by check of the Cash Consideration payable with respect to the shares of Company Common Stock previously represented by the surrendered Certificate, and (iii) and payment made by check of any cash payable in lieu of fractional shares of Class A Liberty Media Group Stock pursuant to Section 2.4(f). Each Certificate so surrendered shall be canceled. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

     (d)  Unregistered Transfers of Company Common Stock. In the event of a
          ----------------------------------------------
transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, certificates representing the Stock Consideration may be issued to, and the Cash Consideration and any cash in lieu of fractional shares of Class A Liberty Media Group Stock may be delivered to, the transferee if the Certificate representing such Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of Parent that such transfer would not violate applicable Federal or state securities laws.

     (e)  Lost, Stolen or Destroyed Certificates. Subject to the DGCL, if any
          --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and complying with any other reasonable requirements imposed by Parent, the Exchange Agent will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the Merger Consideration (including any cash in lieu of fractional shares of Class A Liberty Media Group Common Stock to which such Person is entitled pursuant to Section 2.4(f)) in respect thereof as determined in accordance with this Article II. Parent may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Parent or the Surviving Entity with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f)  No Fractional Shares. No fractional shares of Class A Liberty Media
          --------------------
Group Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Class A Liberty Media Group Stock upon surrender of Certificates for exchange pursuant to this Section 2.4 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Class A Liberty Media Group Stock which, but for this Section 2.4(f), would be issuable in the Merger. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Class A Liberty Media Group Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Class A Liberty Media Group Stock to be distributed to former holders of Company Common Stock (such excess being herein called the "Excess Shares"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at the prevailing prices on the NYSE as soon as practicable after the Closing. The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares, shall be deducted from the proceeds otherwise distributable to the holders of Company Common Stock. Until the proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

     (g)  No Dividends Before Surrender of Certificates. No dividends or other
          ---------------------------------------------
distributions declared or made after the Effective Time with respect to Class A Liberty Media Group Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class A Liberty Media Group Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Class A Liberty Media Group Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time and payable with respect to such whole shares of Class A Liberty Media Group Stock between the Effective Time and the time of such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of Class A Liberty Media Group Stock.

     (h)  No Further Ownership Rights in Company Common Stock. The Merger
          ---------------------------------------------------
Consideration (together with cash paid in lieu of fractional shares) delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II.

     (i)  Termination of Exchange Pool and Fractional Fund; Abandoned Property
          --------------------------------------------------------------------
Laws.  Any portion of the Exchange Pool and the Fractional Fund (and any
----
dividends or other distributions with respect to such portion of the Exchange
Pool) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall, after such delivery, look only to Parent for payment of their claim for the applicable Merger Consideration including any cash in lieu of fractional shares of Class A Liberty Media Group Stock (and any such dividends or other distributions). Neither Parent nor the Surviving Entity shall be liable to any holder of shares of Company Common Stock or Class A Liberty Media Group Stock for any Merger Consideration, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares, which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

     (j)  Appraisal Shares. Notwithstanding Sections 2.3(a)(i) and 2.4(f), each
          ----------------
share of Company Common Stock held of record immediately prior to the Effective Time by a stockholder of the Company that has not failed to perfect and has not effectively withdrawn, surrendered, or lost appraisal rights under Section 262 of the DGCL as to such share (to the extent, if any, that such appraisal rights are available under Section 262 of the DGCL) shall not be converted into and represent the right to receive and shall not be exchangeable for the Merger Consideration (including any payments of cash in lieu of fractional shares) as provided in this Article II, and such stockholder shall not be entitled to receive the Merger Consideration as provided in this Article II (including any payment of cash in lieu of fractional shares), and such stockholder shall be entitled only to such appraisal rights as to such share, provided, however, that
                                                         --------  -------
if and when any such stockholder shall have failed to perfect such appraisal rights or shall have effectively withdrawn, surrendered, or lost such appraisal rights as to such share in accordance with the DGCL, then such share of Company Common Stock shall be converted into and represent the right to receive and shall be exchangeable for (to the fullest extent permitted under the DGCL, as of the Effective Time) the Merger Consideration as provided in this Article II (including any payment of cash in lieu of fractional shares), and such stockholder shall be entitled to receive the Merger Consideration as provided in this Article II (including any payment of cash in lieu of fractional shares and any dividends or other distributions pursuant to Section 2.4(g)) in exchange for and upon the surrender of the Certificate evidencing such share in accordance with this Agreement.

2.5 Changes in Class A Liberty Media Group Stock. If, prior to the Effective Time, the Class A Liberty Media Group Stock shall be recapitalized, redeemed or reclassified or Parent shall effect any stock dividend, stock split, or reverse stock split of Class A Liberty Media Group Stock or shall otherwise effect any transaction that changes the shares of Class A Liberty Media Group Stock into any other securities (including securities of another corporation), or shall make any other dividend or distribution on the shares of Class A Liberty Media Group Stock (other than normal quarterly cash dividends as the same may be adjusted from time to time), then the Class A Liberty Media Group Stock Exchange Ratio, the terms of the foregoing exchanges, and the Option/Warrant Rollover Ratio and the other terms of the conversion of any Rollover Options and Rollover Warrants as provided in Section 2.3(b) will, as appropriate, be adjusted to reflect such split, combination, transaction, dividend or other distribution or change.

2.6 Capital Contribution to Liberty Media. As soon as practicable following the Effective Time, to the extent permitted by applicable law, Parent and Liberty Media shall cause the Post-Merger Restructuring Transactions described in
Exhibit 2.6, as the same may be modified or amended by mutual agreement of the parties, to be consummated.

                                 ARTICLE III.
                                CERTAIN ACTIONS

3.1 Stockholder Meeting. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law, the requirements of the Nasdaq National Market and the Company's Restated Certificate of Incorporation (the "Company Charter") and Bylaws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposal and related matters incidental to the consummation of the Merger and, if so determined by the Company and with the consent of Liberty Media (which shall not be unreasonably withheld), such other matters as are customarily presented to stockholders at an annual meeting. Subject to
Section 7.5(c), the Company Board will recommend that the Company's stockholders vote in favor of approval of the Merger Proposal and include such recommendation in the Proxy Statement, and the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and to secure the vote of stockholders of the Company required by the DGCL and the Company Charter to effect the Merger. The Company shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock for approval of the Merger Proposal.

3.2  Registration Statement and Other Commission Filings.

     (a)  Registration Statement and Proxy Statement. As soon as reasonably
          ------------------------------------------
practicable after the execution of this Agreement, Parent, Liberty Media and the Company shall cooperate in the preparation of, and the Company shall file confidentially with the Commission, a preliminary proxy statement in form and substance reasonably satisfactory to each of Parent, Liberty Media and the Company, and, following resolution of comments, if any, of the Commission on the preliminary proxy statement, Liberty Media and Parent shall prepare and Parent shall file with the Commission a registration statement on Form S-4 (the "Registration Statement"), containing a form of prospectus that includes such proxy statement (as amended or supplemented, if applicable) registering under the Securities Act the issuance of the shares of Class A Liberty Media Group Stock issuable upon conversion of Company Common Stock pursuant to the Merger. Each of Parent, Liberty Media and the Company shall use its commercially reasonable efforts to respond to any comments of the Commission and to have the Registration Statement declared effective as promptly as practicable after such filing and the Company shall use its commercially reasonable efforts to cause the proxy statement as filed with the Commission and as thereafter amended or supplemented to be cleared by the Commission and mailed to the Company's stockholders as promptly as practicable after the Registration Statement becomes effective (such proxy statement in the definitive form mailed to the Company's stockholders, as thereafter amended or supplemented, being referred to as the "Proxy Statement"). The Company, Liberty Media and Parent will notify each other party promptly of the receipt of any comments from the Commission or its staff or any other government officials and of any request by the Commission or its staff for amendments or supplements to the Registration Statement, the Proxy Statement or any other filing or for additional information, and will supply the other parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff or any other government officials on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing with the Commission relating thereto. Whenever any party hereto becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing with the Commission in connection with this Agreement or the transactions contemplated hereby, such party shall promptly inform the other parties of such occurrence and cooperate in the prompt filing with the Commission or its staff or any other governmental officials, and/or mailing to stockholders of the Company, of such amendment or supplement, which shall comply in all material respects with the provisions of the Securities Act and the Exchange Act. The Company, and Parent and Liberty Media, each shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

     (b)  Comfort Letters. The Company will use its commercially reasonable best
          ---------------
efforts to cause to be delivered to Parent and Liberty Media letters of PricewaterhouseCoopers LLP and Ernst & Young LLP, the Company's former and current independent auditors, respectively, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to Parent and Liberty Media, each in form reasonably satisfactory to Parent and Liberty Media and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement.

3.3 Identification of Rule 145 Affiliates. Within 30 days after the execution of this Agreement, the Company shall deliver to Parent and Liberty Media a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will supplement such letter, if applicable, with the name and address of any other Person subsequently identified by either Parent or the Company, as the case may be, as a Person who may be deemed to be such an affiliate; provided, however, that no such Person identified by the Company shall remain on such list of affiliates if the Company shall receive from Parent, on or before the date of the Special Meeting, an opinion of outside counsel reasonably satisfactory the Company to the effect that such Person is not such an affiliate. The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above (as so supplemented) to deliver to Parent, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3 (each a "Rule 145 Agreement"). Parent shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Class A Liberty Media Group Stock received by such affiliates in the Merger.

3.4  Reasonable Efforts.

     (a)  Subject to the terms and conditions of this Agreement (including
Section 7.4 hereof) and applicable law, and (with respect to Parent) subject to the last proviso of the following sentence, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, each of the parties hereto shall (and each shall cause its directors, officers and Subsidiaries, and use its reasonable efforts to cause its Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (A) the preparation and filing with the Commission of the Registration Statement, the preliminary proxy statement referred to in Section 3.2, the Proxy Statement and any necessary amendments or supplements to any of the foregoing;
(B) seeking to have such Registration Statement declared effective by the Commission as soon as reasonably practicable after filing; (C) taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Stock Consideration; (D) using commercially reasonable efforts to obtain all required consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and to give all required notices to and to make all required filings with and applications and submissions to, any Governmental Entity or other Person, in each case required in order to cause any of the conditions to each other party's obligation to consummate the Merger and the transactions contemplated hereby to be fully satisfied; (E) filing all pre-merger notification and report forms required under the Hart-Scott Act and responding to any requests for additional information made by any Governmental Entity pursuant to the Hart-Scott Act; (F) using commercially reasonable efforts (which in the case of Parent do not require the commencement of litigation) to cause the lifting of any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or other Governmental Entity (an "Injunction") of any type referred to in Section 8.2(d), 8.3(d) or 8.4(d); (G) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates, and making all applications and filings, as may be necessary or reasonably requested in connection with any of the foregoing; and (H) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated hereby; provided, however, that in making any such filing and in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in this sentence, (x) neither the Company, nor Liberty Media, nor Parent, nor any of their respective Affiliates shall be required to (and without the prior written consent of Liberty Media and Parent, the Company and its Affiliates shall not): (i) pay any consideration; (ii) surrender, modify or amend in any substantive respect any License or Contract (including this Agreement), (iii) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets, (iv) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such Person, or (v) agree to any of the foregoing or any other conditions or requirements of any Governmental Entity or other Person that are materially adverse or burdensome;
(y) Parent shall not be required to take any action pursuant to the foregoing if the taking of such action is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 8.3(e); and (z) Liberty Media and the Company recognize that Parent may allocate resources in whatever manner it reasonably deems appropriate; and provided, further, that Parent and its Subsidiaries shall not be required to take any such action, or any other action pursuant to this Section 3.4, except to the extent that such action is required by statute, rule or regulation to be taken by or in the name of Parent or such Subsidiary (as opposed to by or in the name of Liberty Media or the Company or a Subsidiary thereof) in connection with the transactions contemplated by this Agreement and, in such event, Parent (or such Subsidiary of Parent) shall be required only to make filings and statements of fact and shall not under any circumstances be required to commit or be committed to take or refrain from taking any action or be subject to any restriction that relates to any business, asset, liability, operation or employee of Parent or any of its Subsidiaries. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

     (b) The Company will take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by Parent or Liberty Media to the validity or applicability to the Merger of any state takeover law.

3.5 Company Stock Option and Other Plans. Promptly following the mailing of the Proxy Statement, the Company shall cause a notice (which shall include, without limitation, the information contained in Section 2.3(b)(i) hereof) to be sent to each holder of Company Stock Options and Warrants, whether vested or unvested, in such form as is reasonably agreed upon by the Company, Parent and Liberty Media.

3.6 Parent Ownership of Company Common Stock. As of the date hereof, Parent and its Subsidiaries that are members of the Common Stock Group do not "own" or have any rights to acquire "ownership" of (which rights are not subject to any significant condition other than payment of consideration, it being agreed that Parent's acquisition of MediaOne Group, Inc. is subject to significant conditions other than the payment of consideration) more than 5% of the shares of Company Common Stock (other than pursuant to this Agreement, including
Exhibit 2.6 hereto, the Inter-Group Agreement, the Fifth Tax Sharing Amendment or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party) outstanding on the date hereof, excluding (from the shares that may be deemed to be owned by Parent or its Subsidiaries) any shares of or interests in stock of the Company that may be owned by or for the benefit of any (i) employee benefit plan of Parent, Liberty or any of their respective Subsidiaries or (ii) the Liberty Media Group; provided, however, that
                                                         --------  -------
(subject to the preceding clauses (i) and (ii)) the term "own" as used in this
Section 3.6 shall have the meaning given to such term in Section 203 of the DGCL and the term "ownership" as used herein shall have a correlative meaning.

3.7 Expenses. Except as otherwise may be provided in this Agreement, the Inter-Group Supplement, the Fifth Tax Sharing Amendment, the Parent Charter or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty Media or any of their respective Subsidiaries or Affiliates is a party, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act shall be borne one-half by Liberty Media and one-half by the Company. The filing fee payable to the Commission in connection with the filing of the Registration Statement shall be paid by Liberty Media. Notwithstanding the foregoing, if this Agreement is terminated by a party (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all reasonably documented out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby makes the following representations and warranties to Parent and Liberty Media, in each case except as otherwise set forth in the appropriate section of the Company Disclosure Schedule dated as of the date of this Agreement and delivered to each of Parent and Liberty Media:

4.1  Corporate Organization.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as
Exhibit 4.1(a)(i) and Exhibit 4.1(a)(ii), respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (together, the "Organizational Documents").

     (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own, operate or lease its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Company Transaction Documents and to perform its obligations thereunder.

     (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the properties owned or leased by the Company requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

4.2  Subsidiaries.

     (a) Section 4.2 of the Company Disclosure Schedule sets forth (i) the name of each Subsidiary of the Company; (ii) the name of each corporation, partnership, joint venture or other entity (other than such Subsidiaries) in which the Company or any of its Subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation, (B) the percentage of each class of voting capital stock owned by the Company or any of its Subsidiaries, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation, and (E) a description of any other contractual charge or impediment which would limit or impair the Company's or any of its Subsidiaries' ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

     (b) Each Subsidiary of the Company listed in Section 4.2 of the Company Disclosure Schedule has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding equity or other participating interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, to the extent owned by the Company as indicated on Section 4.2 of the Company Disclosure Schedule, are owned free and clear of any Lien, Restriction or equity, except as set forth in
Section 4.2 of the Company Disclosure Schedule. Except as set forth on Section
4.2 of the Company Disclosure Schedule, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

4.3  Capitalization.

     (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 150,000 shares of Company Preferred Stock have been designated as Series A Preferred Stock. As of the close of business on the date one business day prior to the date hereof, (i) 19,693,629 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Series A Preferred Stock were issued and outstanding, (iv) no other shares of Company Preferred Stock were issued or outstanding, (v) 7,088,823 shares of Company Common Stock were reserved for issuance under the Company's employee stock option plans and the option agreements listed in Section 4.3(a) of the Company Disclosure Schedule in the amounts stated in such section and
(vi) there were no bonds, debentures, notes or other evidences of indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote ("Voting Debt").

     (b) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable free of all preemptive or similar rights and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (c) Except for the Warrants and the Company Stock Options, which are listed on Sections 2.3(b)(i)(A) and 2.3(b)(i)(B) of the Company Disclosure Schedule, there are no warrants, options, subscriptions, calls, rights, commitments, convertible securities or any other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Common Stock, Company Preferred Stock or any other capital stock, equity interest or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right (collectively, "Convertible Securities"). Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

     (d) Except as disclosed in Section 4.3(d) of the Company Disclosure Schedule, there are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, (i) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of the Company, or (ii) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

     (e) (i) no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) the Company has not agreed to register any of its securities under the Securities Act (other than pursuant to the registration rights agreement listed in Section 4.3(e) of the Company Disclosure Schedule) and (iii) there are no existing voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

     (f) No party (except the Company) to the registration rights agreements listed in Section 4.3(e) of the Company Disclosure Schedule (excluding those registration rights agreements that are mentioned in Section 8.2(g) hereof) is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act.

4.4 Corporate Proceedings, etc. The Company has full corporate power to execute and deliver the Company Transaction Documents to which it is a party, to perform its obligations hereunder and, subject to obtaining the approval of its stockholders specified in Section 3.1, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the Merger) have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to the approval of the Company's stockholders specified in the previous sentence. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except that insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

4.5 Consents and Approvals. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the transactions contemplated hereby will not, require any Governmental Consent or any Governmental Filing, in each case on the part of or with respect to the Company or any Subsidiary of the Company, except for (i) the approval of the Company's stockholders specified in Section 3.1, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the Governmental Consents and Governmental Filings with foreign, state and local governmental authorities set forth in Section 4.5 of the Company Disclosure Schedule (the "Local Approvals"), (iv) such Governmental Consents and Governmental Filings as may be required in connection with the issuance of the Merger Consideration as contemplated hereby pursuant to state securities and blue sky laws, (v) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (vi) the filing with the Commission of (A) the preliminary proxy statement and the definitive Proxy Statement as contemplated by Section 3.2(a) and (B) such reports under Section 13(a), 13(d), 15(d) or 1(a) of the Exchange Act as may be required in connection with this Agreement, the Voting Agreements or the transactions contemplated hereby or thereby, (vii) such other Governmental Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect and (viii) the Governmental Consent of the Federal Communications Commission (the "FCC"), as specified in Section 4.15.

4.6  Absence of Defaults, Conflicts, etc.

     (a) Except as set forth in Section 4.6 of the Company Disclosure Schedule, and assuming the consents and approvals referred to in Section 4.5 above and
Section 4.5 of the Company Disclosure Schedule are obtained, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the fulfillment of the terms hereof, will not, (i) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination, cancellation, suspension or modification of or result in any increase in any payment required by, or cause the impairment, loss or forfeiture of any material benefit, right or privilege under, or create a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") or (ii) require, on the part of the Company or any Subsidiary of the Company, to obtain any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), under:

                             (1)  any indenture, mortgage, deed of trust, credit
agreement, note, bond or other evidence of indebtedness, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature to which the Company or any Subsidiary is a party, by which the Company, any Subsidiary of the Company or any of their respective assets or properties is bound or affected or pursuant to which the Company or any Subsidiary of the

Company is entitled to any rights or benefits (including the Licenses) (collectively, "Contracts"), except for such Violations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

                             (2)  assuming the approval of the Merger Proposal
by the Company's stockholders as contemplated by Section 3.1, the Organizational Documents, or

                             (3)  any order, judgment, law, rule or regulation
of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses, other than, in the case of clause (A) above, any such breaches, defaults, accelerations or terminations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) No event has occurred and no condition exists that, upon notice or the passage of time (or both), would constitute a Violation under any of the items listed in clauses (1), (2) or (3) of Section 4.6 (a) above, other than any such Violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.7  Reports.

     (a) The Company has made available to Parent and Liberty Media true and complete copies (including all amendments thereof) of its (i) Annual Reports on Form 10-K for all fiscal years since January 1, 1994 as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for all quarters since January 1, 1994, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1994 and (iv) all other reports filed with, or registration statements declared effective by, the Commission since January 1, 1994, which are all the documents (other than preliminary material) that the Company filed or was required to file with the Commission from that date through the date hereof (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports").

          From the date hereof through the Closing Date, the Company will furnish to Parent and Liberty Media copies of any reports and registration statements to be filed with the Commission (the "Interim SEC Reports") within a reasonable amount of time prior to filing thereof. As of their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such reports and registration statements. As of their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading.

     (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (or to be included in the Interim SEC Reports, as the case may be) comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the Commission with respect thereto. The financial statements and the condensed financial statements, as applicable, included in the Company SEC Reports (or to be included in the Interim SEC Reports, as the case may be) (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and (iii) are in all material respects in agreement with the books and records of the Company and its Subsidiaries.

     (c) The Company and its Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of the Company and its Subsidiaries are recorded in conformity with applicable accounting principles. No part of the Company's or any of its Subsidiaries' accounting system or records, or access thereto, is under the control of a Person who is not an employee of the Company or such Subsidiary (other than the Company's independent auditors and outside legal counsel).

4.8 Absence of Certain Developments. Except as disclosed in the Company SEC Reports filed with the Commission prior to the date hereof or in Section 4.8 of the Company Disclosure Schedule, and except for the transactions contemplated by this Agreement, since August 1, 1999 the Company and its Subsidiaries have conducted their business only in the ordinary and usual course in accordance with past practice, and:

     (a) there have not occurred any events, changes or conditions (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that have had, or are reasonably likely in the future to have, individually or in the aggregate, a Material Adverse Effect; and

     (b) neither the Company nor any Subsidiary of the Company has taken any action which would have been prohibited under Section 7.4 hereof.

4.9  Compliancewith Law.

     (a) Except as set forth in Section 4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, laws or regulations relating to the environment or to occupational health and safety. No expenditures material to the Company and its Subsidiaries taken as a whole are or will be required in order to cause the current operations or properties of such entities to comply with any such laws, ordinances, governmental rules or regulations and except as set forth in Section
4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice of violation of any law, ordinance, governmental rule or regulation and except as set forth in Section 4.9 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best of the Company's knowledge, threatened, nor has any Governmental
Entity indicated an intention to conduct the same.

     (b) Neither the Company or any of its Subsidiaries nor, to the Company's knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or
(ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

     (c) The Company and its Subsidiaries have, and Section 4.9 of the Company Disclosure Schedule lists, all licenses, permits, rights of way, easements, franchises, ordinances, certificates, variances, exemptions, concessions, leases, instruments, orders and approvals, governmental authorizations, domestic or foreign, necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect (collectively, the "Licenses"). Neither the Company nor any Subsidiary has finally been denied any application for any such Licenses. Without limiting the generality of the foregoing, the Company and its Subsidiaries, (i) have all Licenses from Governmental Entities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries, (ii) have duly and currently filed all reports and other information required to be filed by any other Governmental Entity in connection with such Licenses and (iii) are not in violation of any of such Licenses, other than the lack of Licenses, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen by the Company, in the future are not reasonably likely to have, a Material Adverse Effect.

     (d) The Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Entity, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Licenses held by the Company to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not be reasonably likely to have a Material Adverse Effect.

4.10 Litigation. Except as disclosed in the Company SEC Reports or in Section
4.10 of the Company Disclosure Schedule, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses which, either alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated by this Agreement. To the best of the Company's knowledge, there are no facts which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth on
Section 4.10 of the Company Disclosure Schedule, neither the

Company nor any Subsidiary is subject to any order, writ, judgment, Injunction, decree, determination or award of any Governmental Entity.

4.11 Material Contracts. Neither the Company nor any of its Subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any indenture, note, credit agreement, loan document, lease, license or other agreement, including, without limitation, any Material Contract (as defined below), whether or not such default has been waived, which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect. Section 4.11 of the Company Disclosure Schedule contains a complete and correct list as of the date hereof of each agreement, contract and commitment of the following types, written or oral, to which the Company or any of its Subsidiaries is a party or by which they or any of their assets are bound, including: (a) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment, severance and consulting agreements (other than any such agreements that are terminable without liability or penalty on 30 days' or less notice);
(c) licenses of patent, trademark and other rights relating to any Intellectual Property (as defined below) (other than licenses relating to commercially available software) and any other licenses, permits and authorizations relating to the businesses of the Company and its Subsidiaries (whether as licensor or licensee) that involve by their terms a per annum payment in excess of $100,000 or resulted in a payment obligation in excess of $100,000 in the fiscal year ended August 1, 1999; and (d) joint venture or partnership contracts or agreements ((a) through (d) collectively, "Material Contracts"). Prior to the date hereof, the Company has delivered to Parent and Liberty Media or their representatives complete and correct copies of all written Material Contracts together will all amendments thereto, and accurate descriptions of all non-written Material Contracts. Each Material Contract is in full force and effect and is binding upon the Company or one of its Subsidiaries, as the case may be, and, to the best of the Company's knowledge, is binding upon such other parties, in each case in accordance with its terms. Except as disclosed in Section 4.11 of the Company Disclosure Schedule, there are no material unresolved disputes involving the Company or any of its Subsidiaries under any Material Contract.

4.12 Absence of Undisclosed Liabilities.

     (a) Except as disclosed in Section 4.12 of the Company Disclosure Schedule and except for Indebtedness, obligations or liabilities that are reflected or reserved against as set forth in the Company SEC Reports (including the notes to the financial statements included therein), neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due and whether or not known to the Company) arising out of any transaction entered into at or prior to the Effective Time, or any act or omission at or prior to the Effective Time, or any state of facts existing at or prior to the Effective Time, except
(a) for debts, obligations or liabilities incurred in the ordinary course of business since August 1, 1999, none of which (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect and (b) for liabilities and obligations arising under this Agreement.

     (b) Except as disclosed in Section 4.12 of the Company Disclosure Schedule and except for liabilities that are reflected or reserved against in the most recent financial statements included in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any tax liability with respect to or based upon any transactions or events occurring at or prior to the Effective Time, including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan.

4.13 Labor Relations and Employment.

     (a) Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries, and during the past three years there has not been any such action; (ii) to the best of the Company's knowledge, there are no union claims to represent the employees of the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries; (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees; (v) the Company and its Subsidiaries are, and have at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, equal opportunity, collective bargaining and payment of social security and other taxes, and are not engaged in any discriminatory employment practices or unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vi) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the best of the Company's knowledge, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there is no grievance filed, or to the best of the Company's knowledge, threatened to be filed, against the Company or any of its Subsidiaries arising out of any collective bargaining agreement or employment agreement or other grievance procedure; (viii) no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress; (x) there are no complaints, lawsuits or other proceedings pending or, to the best of the Company's knowledge, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (xi) there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the current or former employees of the Company and its Subsidiaries.

     (b) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing.

4.14  Employee Benefit Plans.

     (a) Section 4.14(a) of the Company Disclosure Schedule sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements (including any trusts maintained for such arrangements), including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute thereunder for current or former employees of the Company and its Subsidiaries (the "Company Plans"), and (ii) all "employee pension benefit plans", as defined in Section 3(2) of ERISA, maintained by the Company or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer ("ERISA Affiliate") with the Company under Section 414(b) or (c), of the Internal Revenue Code of 1986, as amended (the "Code") or to which the Company or any ERISA Affiliate has contributed or been obligated to contribute thereunder during the last six years (the "Pension Plans").

     (b) Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, none of the Company Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), and neither the Company nor any ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan with respect to which the Company or any ERISA Affiliate has any unsatisfied withdrawal liability, nor has any of them incurred any unsatisfied liability due to the termination or reorganization of a Multiemployer Plan; and with respect to each Pension Plan that is a Multiemployer Plan: (i) none of the Company, any of its Subsidiaries nor any ERISA Affiliate would be subject to any withdrawal liability under Part I of Subtitle E of Title IV of ERISA if, as of the close of the most recent fiscal year of any such plan, the Company or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a complete withdrawal from such plan; (ii) to the Company's knowledge, none of the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) the Company and its ERISA Affiliates have made all contributions to such Multiemployer Plan that they are required to make under the terms of such plan or under any applicable law or contract, except in the case of clauses (i), (ii) and (iii), which would not reasonably be expected to have a Material Adverse Effect.

     (c) Each Pension Plan (other than a Multiemployer Plan) that is intended to qualify under Section 401 of the Code and is the subject of a favorable determination letter from the Internal Revenue Service to the effect that such Pension Plan is qualified and exempt from

Federal income taxes under Sections 401(a) and 501(a) of the Code, and nothing has occurred with respect to the operation of any such Pension Plan that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

     (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or Pension Plans (other than any Multiemployer Plan) or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time. No accumulated funding deficiencies exist in any of the Pension Plans (other than any Multiemployer Plan) subject to Section 412 of the Code.

     (e) There is no "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA in any of the Pension Plans (other than any Multiemployer Plan) which are subject to Title IV of ERISA. Each of the Pension Plans (other than any Multiemployer Plan) are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of the Pension Plans.

     (f) Neither the Company nor any ERISA Affiliate has terminated any Pension Plan (other than a Multiemployer Plan) subject to Title IV of ERISA with respect to which it has incurred any material outstanding liability, or incurred any material outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Pension Plans (other than any Multiemployer Plan) have been paid. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

     (g) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Pension Plans (other than any Multiemployer
Plan) subject to Title IV of ERISA which would require the giving of notice or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

     (h) There has been no violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Plans (other than any Multiemployer Plan) with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of such Company Plans which could result in a material liability to the Company.

     (i) True, correct and complete copies of the following documents, with respect to each of the Company Plans and Pension Plans (other than any Multiemployer Plan), have been delivered to Parent and Liberty Media by the Company or are publicly available: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; (v) the most recent actuarial report relating to such Company Plans and Pension Plans; and (vi) written descriptions of all non-written agreements relating to such Company Plans.

     (j) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Company Plans (other than any Multiemployer
Plan), the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of such Company Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

     (k) All amendments and actions required to bring the Company Plans and Pension Plans (other than any Multiemployer Plan) into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

     (l) The Company Plans (other than any Multiemployer Plan) have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company, any of its Subsidiaries, nor, to the best of the Company's knowledge, any "party in interest" or "disqualified person" with respect to such Company Plans has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or 4975 of the Code. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Company Plan.

     (m) None of the Company Plans (other than any Multiemployer Plan) provides retiree life or retiree health benefits except as may be required under Section 4980B of the Code or Section 601 of ERISA or applicable state law and at the expense of the participant or the participant's beneficiary. The Company and the ERISA Affiliates have at all times complied with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

     (n) Except as set forth in Section 4.14(n) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or any other transactions involving the Company, Parent, Merger Sub, Liberty Media and/or any of the Company's stockholders will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan (other than any Multiemployer Plan), (iii) result in the acceleration of the time of payment or vesting of any benefits under any such Company Plan, (iv) qualify as a "change of control" or similar event under any such Company Plan or (v) result in any payment becoming due to any employee that may be nondeductible under Section 162(m) or Section 280G of the Code.

     (o) Except as set forth in Section 4.14(o) of the Company Disclosure Schedule, no stock or other security issued by the Company or any Affiliate forms or has formed a material part of the assets of any Company Plan or Pension Plan (other than any Multiemployer Plan).

4.15 FCC Matters.

     (a) A complete and accurate list of the licenses and authorizations issued by the FCC and held by the Company, Catalina or any Subsidiary of the Company (the "FCC Licenses") is set forth in Section 4.15 of the Company Disclosure Schedule. The FCC Licenses are in full force and effect and unimpaired by any condition that could have a Material Adverse Effect. No application, complaint, action or proceeding is pending or, to the best of the Company's knowledge, threatened, that may result in the revocation, modification, non-renewal or suspension of any FCC License or the imposition of any administrative or judicial sanction with respect to any FCC License. Neither the Company nor any other Subsidiary of the Company has knowledge of any failure by the Company or any of its Subsidiaries to comply in all material respects with the terms and conditions of the FCC Licenses, and all applicable rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

     (b) The equipment which is operated pursuant to the FCC Licenses is operated in all material respects in compliance with the rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

     (c) Neither the Company nor any other Subsidiary of the Company is aware of any facts or circumstances that are likely to prevent or delay prompt approval by the FCC of the transactions contemplated by this Agreement.

4.16  Real Property.

     (a) Section 4.16(a) of the Company Disclosure Schedule contains a complete and accurate list of all real property owned in whole or in part, directly or indirectly, by the Company or its Subsidiaries (the "Owned Real Property"). The Company has good and marketable title in fee simple to all of the Owned Real Property, free and clear of all liens, encumbrances, charges, mortgages, judgments and hypothecations, whether recorded or unrecorded. None of the Owned Real Property is subject to any right or option of any other Person to purchase or lease or otherwise obtain title to or an interest in such real property. No Person other than the Company or any of its Subsidiaries has any right to use, occupy or lease any of the Owned Real Property or Leased Real Property (as defined in subsection (b) of this Section 4.16). Section 4.16(a) of the Company Disclosure Schedule contains an accurate and complete list of all Owned Real Property leased in whole or in part by the Company as landlord. True and complete copies of all leases including all modification and amendments thereto listed in Section 4.16(a) of the Company Disclosure Schedule have been delivered to Parent and Liberty Media. All of the buildings, improvements, structures and appurtenances situated on the Owned Real Property are owned by the Company or one if its Subsidiaries and are in all material respects in good operating condition, normal wear and tear excepted. Except as set forth in Section 4.16(a) of the Company Disclosure Schedule, no condemnation proceeding or similar proceeding is pending or, to the best of the Company's knowledge, threatened that would preclude or impair the use of any such property or any improvement thereon by the Company or any of its Subsidiaries for the purpose for which it is currently used. There is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in any of the improvements located on any of the Owned Real Property or, to the best of the Company's knowledge, the Leased Real Property.

     (b) Section 4.16(b) of the Company Disclosure Schedule lists all real property leased by the Company or its Subsidiaries as well as the commencement and expiration dates of all leases relating thereto (the "Leased Real Property"). True and complete copies of all leases listed in Section 4.16(b) of the Company Disclosure Schedule have been delivered to Parent and Liberty Media. The Company or one of its Subsidiaries has a valid and existing lease or sublease for each property subsumed within the Leased Real Property. All leases covering any of the Leased Real Property are valid and enforceable by the Company or one of its Subsidiaries, as the case may be, in accordance with their respective terms, are in full force and effect, and have not been modified, supplemented or terminated except as set forth in Section 4.16(b) of the Company Disclosure Schedule, and there is not under any such lease any default by the Company or one of its Subsidiaries or, to the best of the Company's knowledge, by any landlord or lessor under any such lease. All third party consents required in respect of the Owned Real Property or Leased Real Property in order to consummate the transactions contemplated by this Agreement each of which are set forth in Section 4.16(b) of the Company Disclosure Schedule, have been or will be obtained by the Closing Date. The facilities and real properties covered by the Leased Real Property and included in the Owned Real Property constitute all of the facilities and real properties presently used by the Company or its Subsidiaries.

     (c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, any increase in real property taxes due to the acquisition of Owned Real Property by the Company is reflected in the most recent financial statements included in the Company SEC Reports. Section 4.16(c) of the Company Disclosure Schedule accurately states the assessed values for purposes of California property taxes of the Owned Real Property.

4.17 Condition of Properties. Except as would not reasonably be expected to have a Material Adverse Effect, all facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such Subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws.

4.18  Environmental Matters.

     (a) Except as set forth in Section 4.18 of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse
Effect:

          (i) The Company and its Subsidiaries (i) are in substantial compliance with all Environmental and Health Laws; (ii) have obtained all necessary Environmental Permits, all of which are in full force and effect; and
(iii) are in substantial compliance with all terms and conditions of such Environmental Permits.

          (ii) Neither the Company nor any of its Subsidiaries has violated or done any act which could give rise to liability under, or have otherwise failed to act in a manner which would expose any of them to liability under, any Environmental and Health Law.

          (iii) No Hazardous Material has been released, spilled, discharged, dumped, disposed of, or otherwise come to be located in, at, beneath or near any of the Owned Real

Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its Subsidiaries (during the period of the Company's or such Subsidiaries' ownership, operation or control thereof) in such manner as would reasonably be expected to result in environmental liability to the Company or any of its Subsidiaries.

          (iv) There have been and are no: (i) aboveground or underground storage tanks; (ii) surface impoundments for Hazardous Materials; or (iii) friable asbestos or asbestos-containing materials or polychlorinated biphenyl ("PCB") or PCB-containing equipment, located within any portion of the Owned Real Property or Leased Real Property.

          (v) No Liens have been placed upon any Owned Real Property or Leased Real Property in connection with any actual or alleged liability under any Environmental and Health Law.

          (vi) Neither the Company nor any of its Subsidiaries has received any written notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor has any entity previously owned, operated, or otherwise controlled by the Company or its Subsidiaries whose liability, in whole or in part, may be attributed to the Company or any of its Subsidiaries, received any such notice, claim, demand, suit or request for information; neither the Company nor any of its Subsidiaries has ongoing negotiations with or agreements with any Governmental Entity or other Person or entity relating to any Remedial Action or other claim arising under or related to any Environmental and Health Law.

          (vii) Neither the Company nor any of its Subsidiaries has disposed, or arranged for the disposal, of any Hazardous Materials at any facility that is or has ever been the subject of investigation or response action under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq., Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., or any state law of similar effect.

          (viii) The Company has provided to Parent and Liberty Media all environmental studies and reports pertaining to the Owned Real Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its Subsidiaries and the improvements thereon that they are aware of, have commissioned or have in their possession. To the best of the Company's knowledge, such studies and reports do not contain any inaccuracies resulting from, in whole or in part, any material misrepresentation of the Company.

          For purposes of this Agreement, the following terms shall have the following meanings:

          "Environmental and Health Laws" shall mean all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or a quasi governmental authority of the United States or Singapore (for the Singapore Leased Real Property only) relating to (i) errors or omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or Hazardous Materials or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including without limitation, all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended.

          "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under any applicable Environmental and Health Law.

          "Hazardous Materials" shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, hazardous materials, hazardous wastes, radioactive materials, petroleum or petroleum products.

          "Remedial Action" shall mean any action required to: (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; or (iv) cure a violation of Environmental and Health Law.

4.19 Intellectual Property.

     (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a complete list of registrations/patents or applications therefor pertaining to the Intellectual Property, the dates of application/issuance and the relevant jurisdictions. Except as described on Sections 4.19(a), (b) or (c) of the Company Disclosure Schedule, the Company or one of its Subsidiaries owns or, to the best of the Company's knowledge, has the valid right to use, free and clear of all liens and other encumbrances or claims of any nature, all of the Intellectual Property necessary for the conduct of the business of the Company or any of its Subsidiaries. Except as described on Schedule 4.19(a), (b) or (c), all Intellectual Property listed on Section 4.19(a) of the Company Disclosure
Schedule is valid, subsisting, unexpired, and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid.

     (b) Except as set forth in Section 4.19(b) of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or one of its Subsidiaries (and, to the best of the Company's knowledge, no grounds therefor):
(i) alleging that the Company's or any of the Company's Subsidiaries' respective business or operations, as currently conducted, including, without limitation, the marketing, sale and provision by the Company or any of its Subsidiaries of all products and services marketed, sold or made conflict or infringe with any third party's proprietary rights; or (ii) challenging the Company or one of its Subsidiaries' ownership or use, or the validity or enforceability of any Intellectual Property that is necessary for the conduct of the business of the Company or any of its Subsidiaries. Except as set forth in Schedule 4.19(b) of the Company Disclosure Schedule there is no claim, suit, action or proceeding pending or, to best of the Company's knowledge, threatened by the Company or one of its Subsidiaries, alleging any third party's intellectual property rights conflict or infringe the Intellectual Property of the Company or one of its Subsidiaries.

     (c) Section 4.19(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all:

          (i) licenses, sublicenses and other agreements in which the Company or one of its Subsidiaries grants rights to any Person to use the Intellectual Property; and (ii) consents, indemnifications, forbearances to sue, settlement agreements or cross-licensing arrangements relating to the Intellectual Property or the intellectual property of any third party to which the Company or one of its Subsidiaries is a party. Except as set forth in Section 4.19(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation to pay royalties or similar payments in connection with any license, nor will the Company or any of its Subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder in breach of any license, sublicense or other agreement relating to the Intellectual Property.

     (d) Except as set forth in Section 4.19(d) of the Company Disclosure Schedule, no former or present employee, officer or director of the Company or any of its Subsidiaries holds any right or title, directly or indirectly, in whole or in part, in or to any Intellectual Property.

     (e) The Company or one of its Subsidiaries owns or has the right to use all computer software, software systems and databases and all other information systems currently used in the business of the Company or any of its Subsidiaries and necessary for the conduct of the business of the Company or any of its Subsidiaries, including, without limitation, all such computer software used in the business of the Company on personal computers by employees of the Company or any of its Subsidiaries.

          For purposes of this Agreement, "Intellectual Property" shall mean all of the following, owned or used in the business of the Company or any of its
Subsidiaries: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and applications or registrations in any jurisdiction for the foregoing; (v) database rights; (vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) licenses, immunities, covenants not to sue and the like relating to any of the foregoing;
(viii) books and records described or used in connection with any of the foregoing; and (ix) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

4.20  Year 2000.

          Except as set forth in Section 4.20 of the Company Disclosure Schedule or in the Company SEC Reports, or as would not have, individually or in the aggregate, a Material Adverse Effect:

     (a) To the best of the Company's knowledge after the investigation or inquiry described in the Company SEC Reports, none of the Computer Software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company or any of its Subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data, or provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     (b) To the best of the Company's knowledge, none of the products and services sold, licensed, rendered or otherwise provided by the Company or any of its Subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing and/or receiving (i) date-related data in and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and the Company and its Subsidiaries are not and shall not be subject to liabilities arising from their failure to do so.

          For purposes of this Agreement, "Computer Software" shall mean any and all items, products and systems used in the operation of the business of the Company or its Subsidiaries, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing) and are operationally material to the business of the Company or its Subsidiaries, including, but not limited to, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities including, but not limited to (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on paper, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation including, without limitation, all technical and user manuals and training materials relating to the foregoing, and (vi) Internet domain names and content contained on all World Wide Web sites of the Company or any of its Subsidiaries.

4.21  Tax Matters.

     (a) (i) There has been duly filed by or on behalf of the Company and each of its Subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made, except where the failure to so pay or make such adequate provision has not had, and would not be reasonably likely to have, a Material Adverse Effect; (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the most recent fiscal quarter end, except where the failure to establish adequate reserves has not had and would not be reasonably likely to have a Material Adverse Effect; (iv) none of the income tax returns required to be filed by or on behalf of the Company and each of its Subsidiaries consolidated in such returns (and their respective predecessors, if any) (the "Consolidated Returns") have been examined by or settled with the Internal Revenue Service ("IRS") or other Governmental Entity; (v) there are no material "deferred intercompany transactions" or "intercompany transactions," the gain or loss in which has not yet been taken into account under the Consolidated Returns; (vi) there are no liens for taxes on the assets of the Company and each of its Subsidiaries, except for statutory liens for current taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a material adverse effect on the Company); and (vii) there have been no claims or assessments against the Company or any of its Subsidiaries asserted in writing by any Governmental Entity with respect to any alleged deficiency in any tax. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. The term "tax return" means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any tax including an information return, claim for refund, amended tax return or declaration of estimated tax.

     (b) Neither the Company nor any of its Subsidiaries (i) is a party to any tax allocation or tax sharing agreement, (ii) has been a member of an affiliated group filing a consolidated federal income tax return other than a group the common parent of which was the Company, or (iii) has any liability for taxes of any Person (other than the Company and its Subsidiaries) under Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

4.22 Insurance. The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries. Section 4.22 of the Company Disclosure Schedule sets forth a complete and accurate list of the insurance policies of the Company and its Subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received by the Company or any of its Subsidiaries and such policies are in full force and effect.

4.23 Transactions with Related Parties. Except as set forth in Section 4.23 of the Company Disclosure Schedule or in the Company SEC Reports, neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or, to the best of the

Company's knowledge, shareholders or, to the best of the Company's knowledge, any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses real or personal property or Intellectual Property (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person, (v) has borrowed money from or loaned money to such Person or (vi) permits such Person to use any personal property of the Company or any of its Subsidiaries for personal purposes. Except as set forth in Section 4.23 of the Company Disclosure Schedule or in the Company SEC Reports, neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or, to the best of the Company's knowledge, shareholders. To the best of the Company's knowledge and except as set forth in Section 4.23 of the Company Disclosure Schedule, there exist no agreements among shareholders of the Company, except as contemplated by the Voting Agreements, to act in concert with respect to their voting or holding of Company securities.

4.24 Interest in Competitors. Neither the Company, nor any or its Subsidiaries, nor, to the best of the Company's knowledge, any of their respective officers or directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company and its Subsidiaries that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

4.25 Brokerage. Other than with respect to fees payable to Houlihan, Lokey, Howard & Zukin Capital ("Houlihan Lokey"), there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold Parent, Liberty Media, Merger Sub and their respective Affiliates harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates in connection with this Agreement or any transaction provided for or described herein.

4.26 Disclosure. None of the information with respect to the Company or its Subsidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, at the time of the mailing of the Proxy Statement, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing representation shall not be applicable with respect to untrue statements or omissions based upon information furnished to the Company by Parent, Liberty Media or Merger Sub for use therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Prior to the date hereof, the Company has provided or made available to Parent and Liberty Media or their respective representatives complete and accurate copies of (i) all unredacted minutes of meetings and written consents of the Board and committees thereof for the period from September 25, 1996 through July 29, 1999 and (ii) all documents and agreements, including any amendments, renewals or modifications thereof, referenced in the schedules to this Agreement.

4.27 DGCL Section 203. As of the date hereof and at all times on or prior to the Effective Time, the Company Board shall have approved the Merger, this Agreement, the Voting Agreements and the transactions contemplated by this Agreement, so as to render inapplicable hereto and thereto the limitations on business combinations contained in Section 203 of the DGCL.

4.28 Company Action. The Company Board (at a meeting duly called and held) has by unanimous vote of the directors (i) determined and declared that this Agreement and the transactions that are the subject of this Agreement are advisable and in the best interests of the Company and its stockholders, (ii) recommended the approval of the transactions that are the subject of this Agreement (including, without limitation, the Merger and the Voting Agreements) and directed that the transactions that are the subject of this Agreement be submitted for consideration by the Company's stockholders at the Special Meeting (subject to its right to withdraw, modify or amend such recommendation and direction solely as provided in Section 7.5 of this Agreement), and (iii) adopted resolutions approving this Agreement and recommending approval and adoption of this Agreement and the Merger by the stockholders of the Company.

4.29 Fairness Opinion. The Company Board has received the written opinion of Houlihan Lokey to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (the "Fairness Opinion"). The Company has provided, or prior to the filing of the preliminary proxy statement will provide, Liberty Media and Parent with a true and complete copy of the Fairness Opinion and will include an executed copy of the Fairness Opinion in the Proxy Statement, and will provide to Liberty and Parent prior to the mailing of the Proxy Statement a letter from Houlihan Lokey, dated as of a recent date, reaffirming the Fairness Opinion.

4.30 FIRPTA. The Company is not, and has not been at any time during the five year period ending on the date of this Agreement, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

4.31 No Investment Company. The Company is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

4.32 Employment Agreements. Section 4.32 of the Company Disclosure Schedule contains a list of each of the executives that have employment agreements with the Company (collectively, the "Employment Agreements"). Each of the Employment Agreements is in full force and effect and none of the parties thereto are in breach thereof.

4.33 Negative Assurances. To the Company's knowledge, the representations and warranties of the Warburg Entities, the Fleming Funds and Technical Service Partners L.P. in the Voting Agreements, are, in each such case, true and correct in all material respects.

4.34 Vote Required. The only vote of stockholders (or holders of Voting Debt) of the Company required under the DGCL, Nasdaq Stock Market requirements and the Organization Documents in order to approve and adopt the Merger Proposal is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock (or Voting Debt, options or warrants) of the Company is required for such approval and adoption, or for the consummation of any of the transactions contemplated hereby, except, to the extent necessary under the Company's 1997 Amended and Restated 1997 Director Option Plan, for the consent of each holder of options thereunder to the actions contemplated by
Section 2.3(b)(i).

4.35 No Excise Tax Obligations. The Company does not have, and following the consummation of the Merger the Surviving Entity will not have, any obligation to make payments to any past or present employees of the Company or its Subsidiaries or Affiliates as a result of the imposition of any excise taxes pursuant to Section 4999 of the Code or the imposition of any excise or similar taxes pursuant to any similar provision of state or local law.

4.36 Pioneer Status. The Company has "Pioneer" status in Singapore, pursuant to which the Company and its Subsidiaries receive certain tax abatements and other benefits under Singapore law. None of the transactions contemplated by this Agreement shall have any effect on the Company's "Pioneer" status in Singapore.

4.37 British Telecommunications. As of the date hereof, the Company and its Subsidiaries do not, directly or indirectly, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) any shares of any class of capital stock of British Telecommunications plc, a company organized under the laws of England and Wales ("BT"), or any of its Subsidiaries, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of its Subsidiaries. Between the date of this Agreement and the Effective Time, neither the Company nor its Subsidiaries will voluntarily acquire or agree to acquire (through purchase, exchange, conversion or otherwise) beneficial ownership of any shares of any class of capital stock of BT or its Subsidiaries or any direct or indirect rights or options to so acquire any shares of any class of capital stock of BT or any of its Subsidiaries.

                                  ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent hereby makes the following representations and warranties to the Company and, solely with respect to Sections 5.1 and 5.2, to Liberty Media:

5.1 Organization and Qualification. Each of Parent and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.2 Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and each of Parent and Merger Sub has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub (including in the case of Merger Sub, approval and adoption of this Agreement and the Merger by Parent, as the sole stockholder of Merger Sub). This Agreement is a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The shares of Class A Liberty Media Group Stock to be issued and delivered by Parent pursuant to Sections 2.3 and
2.4 will be, when the Merger has become effective and such shares are issued and delivered as provided in Sections 2.3 and 2.4 duly authorized, validly issued, fully paid and non-assessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

5.3 Capitalization of Parent. As of the date hereof, Parent's authorized capital stock consists of 8,850,000,000 shares, consisting of (a) 100,000,000 preferred shares, par value $1.00 per share ("Parent Preferred Stock"), and (b) 8,750,000,000 common shares, par value $1.00 per share, of which (i) 6,000,000,000 shares are Parent Common Stock, (ii) 2,500,000,000 shares are Class A Liberty Media Group Stock and (iii) 250,000,000 shares are Class B Liberty Media Group Stock.

5.4  Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub.

     (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

     (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Further, except as contemplated by this Agreement and the Inter-Group Supplement, the Post-Merger Restructuring Transactions and the Contribution Agreement, there are not as of the date hereof, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

     (c) As of the date hereof and immediately prior to the Effective Time, except for agreements, obligations or liabilities entered into or incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Inter-Group Supplement, the Fifth Tax Sharing Amendment or any other documents referred to herein or executed in connection herewith to which any of the Company or its Subsidiaries or Affiliates is a party, Merger Sub has not and will not have incurred, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     (d) Parent will take all commercially reasonable actions necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated. If, notwithstanding the foregoing sentence, any assets are contributed to Merger Sub, Parent will take all commercially reasonable actions necessary to ensure that no assets will be withdrawn from Merger Sub at any time prior to the Effective Time.

5.5 Information Supplied. None of the information concerning Parent or any of its Subsidiaries supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, or
(ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby (including, without limitation, the Proxy Statement) will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication.

                                  ARTICLE VI.
                REPRESENTATIONS AND WARRANTIES OF LIBERTY MEDIA

          Liberty Media hereby makes the following representations and warranties to Parent and the Company, in each case except as otherwise set forth in the appropriate section of the disclosure schedule (the "Liberty Media Disclosure Schedule"), dated as of the date of this Agreement and delivered by Liberty Media to each of Parent and the Company:

6.1 Organization and Qualification. Liberty Media (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Liberty Media Material Adverse

Effect. As of September 30, 1999, (a) 1,156,751,950 shares of Class A Liberty Media Group Stock were issued and outstanding, (b) 49,265,043 shares of Class A Liberty Media Group Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Class A Liberty Media Group Stock, (c) 108,421,708 shares of Class B Liberty Media Group Stock were issued and outstanding and (d) 2,912,000 shares of Class B Liberty Media Group Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Class B Liberty Media Group Stock.

6.2 Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by Liberty Media. Liberty Media has all requisite corporate power and authority to enter into this Agreement and Liberty Media has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty Media of this Agreement and the consummation by Liberty Media of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement is a legal, valid and binding obligation of Liberty Media, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

6.3 Ownership of Company Common Stock. As of the date hereof, neither Liberty Media nor any Subsidiary or Affiliate of Liberty Media "owns", and has not since such date "owned" (as such terms are defined in Section 203 of the DGCL), any shares of Company Common Stock; provided that the foregoing representation is to the best knowledge of Liberty Media with respect to shares of Company Common Stock so "owned" by Liberty Media by virtue of the ownership of shares of Company Common Stock by Liberty Media's "affiliates" or "associates" (as such terms are defined in the DGCL). Between the date of this Agreement and the Effective Time, neither Liberty Media nor any Subsidiary or Affiliate of Liberty Media will acquire any additional shares of Company Common Stock, except in accordance with Section 3.6.

6.4 Information Supplied. None of the information supplied or to be supplied by Liberty Media relating to Liberty Media or any of its Subsidiaries or the Liberty Media Group for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement, or any amendment or supplement thereto, filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration (ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby (including, without limitation, the Proxy Statement) will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act.

6.5  Liberty Media Group Information.

     (a) The narrative information contained in the proxy statement of Tele-Communications, Inc., dated January 8, 1999, with respect to the Liberty Media Group (referred to in such proxy statement as the "New Liberty Media Group"), giving effect to the transactions described in such proxy statement, did not as of such date contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The items of selected pro forma financial information with respect to such "New Liberty Media Group" in such proxy statement, giving effect to the transactions described in such proxy statement and on the basis described therein, were accurate in all material respects as of the dates and for the periods for which such information is presented.

     (b) The narrative information contained in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with respect to the Liberty Media Group (referred to therein as the "Liberty/Ventures Group"), giving effect to the acquisition of Tele-Communications, Inc. by Parent described therein, the combination of the TCI Ventures Group referred to therein with the predecessor of the Liberty Media Group, and the related transfers of assets by the TCI Ventures Group in exchange for approximately $5.5 billion in cash, did not as of the date such report was filed with the Commission contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Liberty Media has made available to the Company true and complete copies of all Parent/Liberty Media Commission Filings filed prior to the date hereof and agrees to provide the Company, upon request, with true and complete copies of all Parent/Liberty Media Commission Filings filed after the date hereof. As of their respective dates, each of the Parent/Liberty Media Commission Filings complied and, in the case of filings after the date hereof, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Parent/Liberty Media Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Parent/Liberty Media Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of the Liberty Media Group as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments.

6.6 No Approvals or Notices Required; No Conflict with Instruments. Except as set forth in Section 6.6 of the Liberty Media Disclosure Schedule, and assuming in each case the accuracy, at all relevant times, of each of the representations and warranties of the Company contained herein, the execution and delivery by Liberty Media of this Agreement do not, and the performance by Liberty Media of its obligations hereunder will not:

          (i) conflict with or violate the charter or bylaws, as currently in effect, of Liberty Media or of any material corporate Subsidiary of Liberty Media or the partnership agreement or other governing instrument of any material Subsidiary of Liberty Media that is not a corporation;

          (ii) require any Governmental Consent or any Governmental Filing by or on behalf of Liberty Media or any Subsidiary of Liberty Media prior to the Effective Time, except for (A) any such Governmental Consents and Governmental Filings that have been or at or prior to the Effective Time shall be obtained or made and (B) such other Governmental Consents and Government Filings the absence or omission of which would not reasonably be expected, either individually or in the aggregate, to have a Liberty Media Material Adverse Effect;

          (iii) conflict with or result in any Violation of any material Contract to which Liberty Media or any Subsidiary of Liberty Media is a party, or by which the Liberty Media, any Subsidiary of Liberty Media or any of their respective material assets or properties is bound or affected, except for any such Violations as would not reasonably expected, either individually or in the aggregate, to have a Liberty Media Material Adverse Effect; or

          (iv) assuming that all Governmental Consents and Governmental Filings contemplated by Section 6.6(ii) are obtained or made, conflict with or result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Liberty Media or any Subsidiary of Liberty Media or by which any of their respective material properties or assets are bound, except for any such Violations as would not reasonably be expected, either individually or in the aggregate, to have a Liberty Media Material Adverse Effect.

6.7 Absence of Certain Changes or Events. Except as set forth in Section 6.7 of the Liberty Media Disclosure Schedule or otherwise disclosed in the Liberty Media Group Information, since December 31, 1998, there has not been any adverse change in, and no event has occurred and no condition exists, that, individually or together with all such changes, events and conditions has had or, insofar as Liberty Media can reasonably foresee, is reasonably likely to have a Liberty Media Material Adverse Effect.

6.8 Brokers or Finders. Except as set forth in Section 6.8 of the Liberty Media Disclosure Schedule, no agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by Liberty Media or any of its Subsidiaries, directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and, if this Agreement is terminated prior to the Effective Time, Liberty Media agrees to indemnify and hold the Company and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by Liberty Media or any of its Subsidiaries, directors, officers, employees or Affiliates in connection with this Agreement or any transaction provided for or described herein.

                                 ARTICLE VII.
                      ADDITIONAL COVENANTS AND AGREEMENTS

7.1 Access to Information Concerning Properties and Records. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent and Liberty Media reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons shall from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations, affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. Parent and Liberty Media agree that they will not, and will cause their respective officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this Section 7.1 for any purpose unrelated to the transactions contemplated by this Agreement. No investigation pursuant to this Section 7.1 will affect any representation or warranty given by the Company to Parent or Liberty Media hereunder.

7.2 Confidentiality. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") shall, and shall cause its Affiliates, directors, officers, employees, agents, counsel, financial advisors and controlling Persons (such Affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Confidential Information of the disclosing party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the disclosing party, the receiving party shall provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it shall not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event shall a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it shall be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure;

provided, however, that notwithstanding the foregoing, Parent will not be liable
--------  -------
under any circumstances for damages other than direct damages (and not lost profits or indirect, special, punitive or consequential damages) resulting directly and solely from such wrongful disclosure by Parent. In the event this Agreement is terminated, each party shall, if so requested by any other party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party shall not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but shall destroy (or cause to be destroyed) the same upon request of the disclosing party.

          For purposes of this Section 7.2, "Confidential Information" of a party means all confidential or proprietary information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or
(d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

7.3 Public Announcements. The Company, Liberty Media and Parent shall use commercially reasonable efforts to develop a joint communications plan and each party hereto shall use reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

7.4 Conduct of the Company's Business Pending the Effective Time. Except as contemplated by the Company Transaction Documents (copies of which have been provided to Parent prior to the date hereof), from the date hereof through the Effective Time, unless Parent and Liberty Media shall otherwise agree in writing or, in the case of Section 7.4(c)(i), telephonically, followed by an agreement in writing:

     (a) the Company shall and shall cause its Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its Subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, preserve their respective Licenses, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, (i) maintain insurance coverages and its books and records in a manner consistent with prior practices, (ii) comply with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its Subsidiaries, (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (iv) perform its obligations under all contracts and commitments to which it is a party or by which it is bound, except in each case where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

     (b) the Company shall not, nor shall it propose to, (i) sell, grant, pledge or transfer or agree to sell, grant, pledge or transfer any of its or its Subsidiaries' capital stock or other equity interests, (ii) amend any of its Organizational Documents, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock or that of its Subsidiaries, except pursuant to
(A) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (B) contractual obligations arising under agreements existing on the date hereof and disclosed in Section 4.3(e) of the Company Disclosure Schedule;

     (c)  the Company shall not, nor shall it permit any of its Subsidiaries to,
(i) issue, deliver, sell or encumber or agree to issue, deliver, sell or encumber any additional shares of, or stock or appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, or any options, rights or warrants to acquire shares of capital stock, or Convertible Securities or any phantom shares or phantom equity interests other than issuances of Company Common Stock pursuant to the exercise of warrants or stock options outstanding on the date hereof and disclosed in Section 2.3(b)(i)(A) of the Company Disclosure Schedule, (ii) amend or modify any outstanding options, warrants, or rights to acquire, or Convertible Securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (iii) make any changes in its equity capital structure, (iv) acquire, lease or agree to acquire or lease any capital assets or any other assets except capital assets or other assets the value of which, in the aggregate, does not exceed the total capital budget set forth in Section 7.4(c)(iv) of the Company Disclosure Schedule (without regard to the budgeted sub-categories within the capital budget), (v) dispose or agree to dispose of any capital assets or other assets except in the ordinary course of business consistent with past practices, (vi) incur additional indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt security of any other Person, other than in the ordinary course of business consistent with past practice, (vii) secure any of its outstanding unsecured Indebtedness, provide additional security for any of its outstanding secured Indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any Subsidiary of the Company, except in any such case for Permitted Encumbrances, (viii) sell, lease, encumber, grant a security interest in, or otherwise dispose of any assets which are material, individually or in the aggregate, to the Company and its Subsidiaries, as a whole, other than in the ordinary course of business,
(ix) incur any liability or obligation, or contribute any asset, to a Subsidiary of the Company that is material to the Company and its Subsidiaries other than in the ordinary course of business, (x) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (x) which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except as set forth in Section 7.4(c)(x) of the Company Disclosure Schedule, or (xi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

     (d) the Company shall not, nor shall it permit any of its Subsidiaries to, other than to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, except with respect to the agreements described in Section 7.4(d) of the Company Disclosure Schedule, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries relative to the level in effect prior to such increase), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or Company Plan (including, without limitation, the grant of stock options, stock or equity appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), except for (A) making of matching and annual contributions to 401(k) plans and (B) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof pursuant to subsection (c) of this Section 7.4, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Plan, other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

     (e) the Company shall not, nor shall it permit any of its Subsidiaries to, make any investments in non-investment grade securities;

     (f) the Company shall not, nor shall it permit its Subsidiaries to, (i) make any change in its accounting policies or procedures except as required by GAAP or (ii) make any material Tax election, change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

     (g) (i) the Company shall not pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice; (ii) cancel any Indebtedness or waive any claims or rights, except in the ordinary course of business and consistent with past practice or as described in Section 7.4(g)(ii) of the Company Disclosure Schedule; (iii) accelerate the payment of, or otherwise prepay, any existing outstanding Indebtedness except in the ordinary course of business consistent with past practice; (iv) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any material transaction with any director, officer, partner or Affiliate not required by the terms of an existing Contract described in Section
4.23 of the Company Disclosure Schedule; (v) guarantee or otherwise become responsible for any Indebtedness of any other Person; or (vi) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

     (h) the Company shall not take any action that would or is reasonably likely to result in (i) any of the representations or warranties made in Article IV hereof being untrue on and as of the Closing Date as though made on and as of the Closing Date (except for any changes expressly permitted or contemplated by this Agreement) or (ii) any of the conditions set forth in Section 8.1, 8.2 or
8.3 not being satisfied; or

     (i) the Company shall not enter into any agreement to perform any of the actions prohibited under this Section 7.4 and not otherwise permitted by the exceptions contained therein.

          Notwithstanding the foregoing, but subject to the provisions of
Section 7.5 (to the extent applicable), the foregoing provisions of this Section
7.4 shall not prohibit or restrict in any way the Company from soliciting or taking other actions to pursue, or entering an agreement with respect to, an Extraordinary Transaction.

7.5  No Solicitation.

     (a) The Company will notify Parent and Liberty Media immediately, but in any event within 24 hours, if any proposals, inquiries or expressions of interest are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Extraordinary Transaction (as defined below) or the possibility or consideration by a third party of making a Extraordinary Transaction ("Extraordinary Transaction Interest") indicating, in connection with such notice, the name of the Person indicating such Extraordinary Transaction Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Extraordinary Transaction Interest. The Company agrees that it will take the necessary steps promptly to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section
7.5. The Company agrees that it shall keep Parent and Liberty Media informed, on a current basis, of the status and terms of any Extraordinary Transaction Interest. As used in this Agreement, "Extraordinary Transaction" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or a significant portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

     (b) The Company will not, and will use its best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate (including by the furnishing of information) the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Extraordinary Transaction, (ii) enter into any agreement with respect to any Extraordinary Transaction, or (iii) in the event of an unsolicited Extraordinary Transaction for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, Liberty Media, Merger Sub, any of their Affiliates or Representatives and except for information which has been previously publicly disseminated by the Company) relating to any Extraordinary Transaction.

     (c) Notwithstanding the foregoing, prior to the Effective Time, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning a Extraordinary Transaction (provided that the Company shall not agree to any exclusive right to negotiate with the Company) if (x) such entity or group has, without the Company or any of its officers, directors, employees, investment bankers, attorneys, accountants or other agents having taken any action prohibited by Section 7.5(b) of this Agreement following the date of this Agreement, submitted a bona fide written proposal to the Company relating to any such transaction that the Company Board determines, in good faith, after receiving written advice from a financial advisor of nationally recognized reputation (which shall include Houlihan Lokey) is more favorable to the Company and its stockholders than the transactions contemplated hereby (taking into account all relevant factors), and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such entity or group and (y) in the opinion of the Company Board, after consultation with legal counsel, the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company Board to breach its fiduciary duties to the Company's stockholders under applicable law (an Extraordinary Transaction which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall within one business day following a determination that such Extraordinary Transaction is a Superior Proposal notify Parent and Liberty Media of the receipt of the same. The Company shall promptly provide to Parent and Liberty Media any nonpublic information regarding the Company provided to any other party which was not previously provided to Parent and Liberty Media. If, after consultation with legal counsel, the Company Board determines that the fiduciary duties of the Company Board so require, the Company Board may (subject to this and the following sentences) inform the Company's stockholders that it no longer believes that the transactions contemplated hereby are advisable, and that it no longer recommends approval of the Merger (a "Subsequent Determination"), but only at a time that is after the fifth business day following Parent's and Liberty Media's receipt of written notice advising Parent and Liberty Media that the Company Board has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation), identifying the Person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company shall provide a reasonable opportunity to Parent and Liberty Media to make such adjustments in the terms and conditions of this Agreement and/or any of the Company Transaction Documents as would enable the Company Board to proceed with its recommendation to its stockholders without a Subsequent Determination. At any time after five business days following notification to Parent and Liberty Media of the Company's intent to do so and if the Company has otherwise complied with the terms of this Section 7.5(c), the Company Board may terminate this Agreement pursuant to clause (iv) of Section 9.1 and enter into an agreement with respect to a Superior Proposal, provided that the Company shall, concurrently with terminating this Agreement pursuant to such clause, pay or cause to be paid to Liberty Media the Termination Fee (as defined in Section
9.2 hereof). Notwithstanding any other provision of this Agreement, provided that this Agreement has not previously been terminated in accordance with its terms, the Company shall submit the Merger Proposal to its stockholders pursuant to Section 3.1 hereof, whether or not the Company Board makes a Subsequent Determination.

     (d) Except as set forth in Section 7.5(c), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent and Liberty Media, the approval or recommendation by the Company Board or any such committee of this Agreement, the other Company Transaction Documents, and the transactions contemplated hereby and (ii) approve or recommend, or propose to approve or recommend, any Extraordinary Transaction or (iii) enter into any agreement with respect to any Extraordinary Transaction.

     (e) Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking, and disclosing to the Company's stockholders, a position with respect to a Extraordinary Transaction pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (ii) making any disclosure to the Company's stockholders that the Company Board determines, in good faith and upon exercise of its reasonable judgment after consultation with its financial advisors and outside legal counsel, that the failure to so disclose would be reasonably likely to result in a breach of the fiduciary duties of the Company Board under applicable law.

7.6 Maintenance of Pioneer Status. The Company shall take all steps necessary in order to maintain its "Pioneer" status in Singapore through the Effective Time, including the filing of any applications and/or notices, and the taking of any other actions, required under Singapore law or regulations in connection with the transactions contemplated hereby.

7.7 Actions by Merger Sub. In its capacity as the sole stockholder of Merger Sub and subject to the terms and conditions of this Agreement, Parent shall cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby.

7.8 Listing. Each party hereto agrees to use its reasonable efforts to cause the shares of Class A Liberty Media Group Stock to be issued in the Merger to be authorized for listing on the NYSE, subject to official notice of issuance, and to cause the shares of Class A Liberty Media Group Stock issuable upon the exercise of Rollover Options and the Rollover Warrants to be listed on the NYSE.

7.9 Convertible Securities. The Company agrees to take such actions as are necessary to ensure that, immediately prior to the Effective Time, all rights to exercise, convert or exchange any Convertible Securities, whether or not issued under any stock option or similar plans of the Company or any Subsidiary, will have been exercised by the applicable holders of such Convertible Securities or the rights of the applicable holders thereof to so exercise, convert or exchange such Convertible Securities following the Effective Time shall have been canceled, terminated or otherwise rendered null, void and of no further effect, except in any such case as otherwise provided for herein with respect to any Rollover Options and Rollover Warrants.

7.10 Voting Agreement. Concurrently with the execution and delivery of this Agreement, the Voting Agreements, copies of the forms of which are attached hereto as Exhibit 7.10(a) and Exhibit 7.10(b), are being executed by the parties identified on the signature pages thereto.

7.11 Indemnification of Directors and Officers; Insurance.

     (a) From and after the Effective Time, Liberty Media and the Surviving Entity shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer or director of another Person (each, an "Indemnified Party" and together, the "Indemnified Parties") (and shall also, subject to
Section 7.11(b), advance expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against (i) all losses, costs, expenses, claims, damages, judgments or liabilities arising out of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of its Subsidiaries, or is or was serving at the request of the Company as an officer or director of another Person, pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger or any other transactions contemplated hereby or thereby, in each case to the fullest extent permitted under the DGCL (notwithstanding the Charter, Bylaws or similar organizational documents of the Company, the Surviving Entity, Parent or Liberty Media); provided, however, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that Liberty Media or the Surviving Entity shall, subject to Section 7.11(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Liberty Media or the Surviving Entity, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Liberty Media and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company's Charter or Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The Surviving Entity shall, and Liberty Media shall cause the Surviving Entity to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to or at the Effective Time; provided, however, that (i) the Surviving Entity may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing currently such insurance coverage for directors and officers of the Company, and (ii) the Surviving Entity shall not be required to pay an annual premium for such insurance in excess of two and one-half times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     (b) If any Claim relating hereto or to the transactions contemplated by this Agreement is commenced before the Effective Time, the Company, Liberty Media and the Surviving Entity hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), shall promptly notify Liberty Media thereof (but the failure so to notify shall not relieve the Company, Liberty Media or the Surviving Entity from any liability which it may have under this Section 7.11 except to the extent such failure materially prejudices such party), whereupon Liberty Media or the Surviving Entity shall have the right, from and after the Effective Time, to assume from such Indemnified Party and control the defense thereof on behalf of such Indemnified Party, and upon such assumption, the Surviving Entity shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Liberty Media or the Surviving Entity and the Indemnified Parties, the Indemnified Parties may retain separate counsel and Liberty Media shall pay or cause to be paid all reasonable fees and expenses of such counsel; provided that Liberty Media shall not be obligated pursuant to this Section 7.11(b) to pay or cause to be paid for more than one firm or counsel to represent all Indemnified Parties in any jurisdiction unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more

Indemnified Parties. Neither Liberty Media nor the Surviving Entity shall be liable for any settlement effected without its prior written consent, which consent, however, shall not be unreasonably withheld.

     (c) This Section 7.11 is intended to benefit the Indemnified Parties and shall be enforceable by each Indemnified Party, his or her heirs and representatives and shall be binding on all successors and assigns of Liberty Media, Merger Sub and the Surviving Entity. Anything contained herein to the contrary notwithstanding (but without limiting the obligations of Liberty Media and the Surviving Entity to indemnify, defend and hold harmless the Indemnified Parties as set forth in this Section 7.11), as between Liberty Media and the Surviving Entity, the Indemnified Liabilities and all costs and expenses incurred by Liberty Media or the Surviving Entity in connection with or arising from the Indemnified Liabilities, or in connection with or arising from any obligation to indemnify, defend and hold harmless any Indemnified Party, or to advance expenses or maintain insurance in connection therewith, shall be borne by the Surviving Entity, and if any liability, loss, cost, damage, claim or expense (including any attorneys' fees and expenses) is paid or incurred by Liberty Media as a result of any Indemnified Liability or any obligation to indemnify, defend, hold harmless, advance expenses to or maintain insurance for any Indemnified Party, Liberty Media shall be entitled to reimbursement in full therefor by the Surviving Entity and shall be subrogated to all rights of the Indemnified Parties vis-a-vis the Surviving Entity with respect to such Indemnified Liabilities and obligations.

7.12  [Intentionally Omitted.]

7.13 Certificates as to Indebtedness. The Company shall cause each applicable lender with respect to any outstanding Indebtedness of the Company as of the Effective Time to deliver a certificate to Parent and Liberty Media at the Closing certifying the amount of outstanding Indebtedness of the Company to such lender as of such time.

7.14 Notification of Certain Matters. Between the date hereof and the Effective Time, each of Liberty and the Company will give prompt notice in writing to the other of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event that will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VIII hereof to be satisfied, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 7.15 or any order or judgment entered or rendered therein.

7.15 Defense of Litigation. Each of Liberty and the Company agrees to vigorously defend against any and all actions, suits or proceedings in which such party is named as a defendant that seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company shall not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of Parent and Liberty Media (which consent shall not unreasonably be withheld or delayed). Liberty Media and Merger Sub shall not settle any such action, suit or proceeding, if such settlement would have, or could reasonably be expected to have, a Material Adverse Effect, without the consent of the Company (which consent shall not unreasonably be withheld or delayed). Each of Liberty and the Company further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

7.16 Additional Financial Statements. Promptly after the same become available, the Company shall furnish to Parent and Liberty Media such additional financial data concerning the Company and its Subsidiaries as Parent or Liberty Media may reasonably request, including any audited consolidated financial statements of the furnishing party for any year ending on or after the date hereof, prepared in conformity with the requirements of the Commission applicable to annual financial statements to be included in Form 10-K under the Exchange Act, and all interim quarterly consolidated financial statements of the furnishing party prepared on or after the date of this Agreement, accompanied by a statement of the principal financial officer of the Company that, in the opinion of such officer, such quarterly financial statements were prepared in conformity with the requirements of the Commission applicable to financial statements to be included in Form 10-Q under the Exchange Act, applied (in each such case) on a consistent basis (except as otherwise stated in the quarterly financial statements) and present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the date and for the period indicated (subject in the case of quarterly financial statements to normal, recurring year-end audit adjustments).

7.17 Agreement with Robert T. Walston. Concurrently with the execution of this Agreement, an agreement with Robert T. Walston, Chief Executive Officer of the Company, a copy of the form of which is attached hereto as Exhibit 7.17, is being executed by Mr. Walston, pursuant to which Mr. Walston agrees to waive any rights to acceleration he has pursuant to any Company Stock Options listed in
Section 2.3(b)(i)(A) of the Company Disclosure Schedule (i) to the extent that such right to acceleration arises out of the Merger and (ii) only to the extent that the value of such acceleration would constitute a "parachute payment" within the meaning of Section 280G of the Code such that the acceleration of the Company Stock Options together with any other payments which might result in parachute payments would subject Mr. Walston to any excise tax under Section 4999 of the Code.

                                 ARTICLE VIII.
                             CONDITIONS PRECEDENT

8.1 Conditions Precedent to the Obligations of Parent, Liberty Media, Merger Sub and the Company. The respective obligations of Parent, Liberty Media, Merger Sub and the Company to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by Parent (only with the concurrence of Liberty Media), for itself and Merger Sub (but not, in either case, for the Company), or by the Company for itself (but not for Parent, Merger Sub or Liberty Media):

     (a)  Approval of Stockholders.  This Agreement and the Merger Proposal
          ------------------------
shall have been approved and adopted by such vote of the stockholders of the Company as set forth in Sections 3.1 and 4.34.

     (b)  Registration.  The Registration Statement (as amended or supplemented)
          ------------
shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the Commission seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing. Parent shall have received all state securities law or blue sky permits and authorizations necessary to issue the Merger Consideration as contemplated hereby and such permits and authorizations shall be in full force and effect.

     (c)  Hart-Scott Act.  Any applicable waiting period (and any extension
          --------------
thereof) under the Hart-Scott Act shall have expired or been terminated.

     (d)  NYSE Listing.  The shares of Class A Liberty Media Group Stock to be
          ------------
issued in the Merger shall have been authorized for listing on the NYSE, subject only to official notice of issuance.

8.2 Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Liberty Media. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Liberty Media, and any or all of which may be asserted or waived solely by Liberty Media acting alone:

     (a)  Accuracy of Representations and Warranties.  All representations and
          ------------------------------------------
warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent such representations and warranties speak as of a specified earlier date, on and as of the Closing Date as though made on and as of the Closing Date, except for any changes permitted or contemplated by this Agreement.

     (b)  Performance of Agreements.  The Company shall have performed in all
          -------------------------
material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c)  Compliance Certificate.  The Company shall have delivered to Parent
          ----------------------
and Liberty Media a certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.2(a), 8.2(b) and 8.2(f) (to the extent such Local Approvals or Governmental Consents must be obtained by the Company).

     (d) Absence of Injunctions and Proceedings. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect, (i) preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Liberty Media Material

Adverse Effect, (ii) requiring the divestiture, as a result of consummation of the Merger, of a material portion of the business or assets of Liberty Media and its Subsidiaries and Affiliates taken as a whole, (iii) imposing material limitations on the ability of Liberty Media effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity) or making the holding by Liberty Media of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requiring Liberty Media, its Subsidiaries or the Company or any of its Subsidiaries to cease or refrain from engaging in any line of business, including any line of business conducted by the Company or any of its Subsidiaries, as a result of the consummation of the Merger.

     (e)  No Adverse Enactments.  No statute, rule, regulation, law, order,
          ---------------------
judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement, the Merger or any other transaction contemplated hereby illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith, (ii) requires or is reasonably likely to require, as a result of the consummation of the Merger, the divestiture of or any restrictions or conditions on the conduct of (A) a portion of the business or assets of the Company and its Subsidiaries, taken as a whole, which would have a Material Adverse Effect, or (B) a material portion of the business or assets of Liberty Media and its Subsidiaries and Affiliates taken as a whole, (iii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Liberty Media effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity) or makes the holding by Liberty Media of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requires or is reasonably likely to require Liberty Media or its Subsidiaries or Affiliates or the Company or any of its material Subsidiaries to cease or refrain from engaging in any material business, including in the case of Liberty Media any material business conducted by the Company or any of its Subsidiaries prior to the Merger, as a result of the consummation of the Merger.

     (f)  Governmental Consents, Etc.  Other than the filing of the Certificate
          --------------------------
of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents (other than those specified in Section 8.1(c)) as are required in connection with the consummation of the Merger shall have been obtained and shall be in full force and effect without any condition, limitation or restriction, all Governmental Filings as are required in connection with the consummation of the Merger shall have been made, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any Governmental Entity (other than those specified in Section 8.1(c)) shall have expired, other than any of the foregoing which, if not so obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a Material Adverse Effect (or an effect on Liberty Media and its Subsidiaries and Affiliates that, were the Company and its Subsidiaries subjected to the same (or a materially similar) effect, would constitute a Material Adverse Effect); provided, however, that any Governmental Consent by the FCC relating to the Company's FCC Licenses described in Section 4.15 of the Company Disclosure Schedule shall not be deemed ineffective for purposes of this subsection 8.2(f) solely because such Governmental Consent is subject to appeal (provided that no notice of appeal shall have been filed) or to reconsideration by the FCC on its own motion.

     (g)  Termination of Registration Rights.  The Company shall have received
          ----------------------------------
(and the Company shall have provided to Liberty Media a copy of) (i) a written acknowledgment from each of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. that the registration rights agreement referred to in Item 3 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time, and (ii) a written acknowledgment from each of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V. that the registration rights agreement referred to in Item 4 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time.

8.3 Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Parent. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Parent, and any or all of which may be waived solely by Parent acting alone:

     (a)  Accuracy of Representations and Warranties.  All representations and
          ------------------------------------------
warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     (b)  Performance of Agreements.  The Company shall have performed in all
          -------------------------
material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c)  Compliance Certificate.  The Company shall have delivered to Parent a
          ----------------------
certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.3(a), 8.3(b) and 8.3(f) (to the extent such Local Approvals or Governmental Consents must be obtained by the Company), and identifying (to the extent not set forth on the Company Disclosure Schedule) the following:

          (i) any pending action or preceding by any Governmental Entity seeking a permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition which, if determined in a manner adverse to the Company, Liberty Media or Parent, could have the effect of, and any such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) that is in effect, preventing consummation of the transactions contemplated hereby as provided herein or permitting such consummation subject to any condition or restriction;

          (ii) any contract, agreement or understanding to which the Company or any of its Subsidiaries is a party that would, at the Effective Time, be legally enforceable against Parent or any of its Subsidiaries (other than Liberty Media, the Liberty Media Affiliates, the Company, and their respective Subsidiaries); and

          (iii) any License that is required for the ownership and operation of the assets and facilities of the respective businesses of Company and its Subsidiaries which, as of the Closing Date, the Company and its Subsidiaries no longer hold, or are not in compliance with the terms of, or have not duly and currently filed all reports and other information required to be filed by them in connection therewith.

          (d)  Absence of Injunctions and Proceedings.  No action or proceeding
               --------------------------------------
by any Governmental Entity seeking a permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be pending which, if determined in a manner adverse to the Company, Liberty Media or Parent, could have the effect of, and no such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) shall be in effect, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that (x) has had or would have a Parent Material Adverse Effect or a Material Adverse Effect or (y) would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken by Parent or its Subsidiaries pursuant to the final proviso of the penultimate sentence of
Section 3.4 hereof, or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement).

     (e)  No Adverse Enactments.  No statute, rule, regulation, law, order,
          ---------------------
judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement, the Merger, the Post-Merger Restructuring Transactions or any other transaction contemplated hereby illegal or imposes material damages or penalties in connection therewith or otherwise prohibits or unreasonably delays any of such transactions, (ii) requires the divestiture or holding separate of any portion of the business or any assets of Parent or any of its Subsidiaries (or any reorganization or restructuring thereof) in any such case as a result of the consummation of the Merger, or would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken or refrained from (or prohibited to be taken or refrained from, as the case may be) by Parent or any of its Subsidiaries pursuant to the final proviso of the penultimate sentence of Section 3.4 hereof, or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement), (iii) imposes any material limitations on the ability of Parent or Liberty Media effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity), or makes the holding by Parent or Liberty Media of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, (iv) requires Parent or any of its Subsidiaries to cease or refrain from engaging in any material business, whether or not such business is conducted by the Company or any of its Subsidiaries, as a result of the consummation of the Merger, or (v) increases in any material respect the liabilities or obligations of Parent arising out of this Agreement or, in Parent's reasonable judgment, otherwise would have a Parent Adverse Effect, as a result of the consummation of the Merger.

     (f)  Governmental Consents, Etc.  Other than the filing of the Certificate
          --------------------------
of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect without any condition, limitation or restriction, all Governmental Filings as are required in connection with the consummation of the transactions contemplated hereby shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than the foregoing which, if not so obtained, in force or effect, made or expired (as the case may be) would not, in Parent's reasonable judgement, either individually or in the aggregate, have a Parent Adverse Effect; provided, however, that any Governmental Consent by the FCC relating to the Company's FCC Licenses described in Section 4.15 of the Company Disclosure Schedule shall not be deemed ineffective for purposes of this subsection 8.3(f) solely because such Governmental Consent is subject to appeal (provided that no notice of appeal shall have been filed) or to reconsideration by the FCC on its own motion.

     (g)  Certain Agreements.  Neither the Company nor any of its Subsidiaries
          ------------------
shall be a party to any contract, agreement or understanding that would at the Effective Time be legally enforceable against Parent or any of its Subsidiaries (other than Liberty Media, the Liberty Media Affiliates, the Company, and their respective Subsidiaries), except as would not have a Parent Adverse Effect.

     (h)  Certain Licenses.  The Company and its Subsidiaries shall hold, and be
          ----------------
in compliance with the terms of, and shall have duly and currently filed all reports and other information required to be filed by them in connection with, all licenses, permits, rights of way, easements, franchises, ordinances, certificates, variances, exemptions, concessions, leases, instruments, orders and approvals, governmental authorizations, domestic and foreign, necessary to the ownership of the Company's and its Subsidiaries' property or to the conduct of their respective businesses, including without limitation, all FCC Licenses required for the ownership and operation of the assets and facilities of their respective businesses, except for any failure to so hold, be in compliance with the terms of, or have duly and currently filed, that in the reasonable judgment of Parent would not have a Parent Adverse Effect.

     (i)  No Liberty Media Notice.  Parent shall not have been notified by
          -----------------------
Liberty Media that any of the Conditions set forth in this Article VIII (other than Section 8.4) shall remain unsatisfied.

     (j)  Performance of Agreements.  Liberty Media shall have performed in all
          -------------------------
material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, to be performed or complied with by it hereunder, prior to or on the Closing Date and Liberty Media shall have delivered to Parent a certificate dated as of the Closing Date, signed by the President or any Vice President of Liberty Media (but without personal liability thereto) certifying as to the matters described in this Section 8.3(j).

     (k)  Hart-Scott.  Any applicable waiting period under the Hart-Scott Act
          ----------
shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate Governmental Entity to restrain the transactions contemplated hereby.

     (l)  Termination of Registration Rights.  The Company shall have received
          ----------------------------------
(and the Company shall have provided to Parent a copy of) (i) a written acknowledgment from each of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. that the registration rights agreement referred to in Item 3 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time, and (ii) a written acknowledgment from each of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V. that the registration rights agreement referred to in Item 4 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time.

8.4 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

     (a)  Accuracy of Representations and Warranties.  All representations and
          ------------------------------------------
warranties of Parent and Liberty Media contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     (b)  Performance of Agreements.  Each of Merger Sub, Liberty Media and
          -------------------------
Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c)  Officers' Certificates.  (i) Liberty Media shall have delivered to the
          ----------------------
Company a certificate dated the Closing Date, signed by the President or any Vice President of Liberty Media (but without personal liability thereto) certifying as to the fulfillment of the conditions specified in Sections 8.4(a) and 8.4(b) (insofar as each relates to Liberty Media) and (ii) Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in
Section 8.4(a) and 8.4(b) (insofar as each relates to Parent and Merger Sub).

     (d)  Absence of Injunctions.  No permanent or preliminary Injunction or
          ----------------------
restraining order or other order by any court or other Government Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Liberty Media Material Adverse Effect.

     (e)  No Adverse Enactments.  No statute, rule or regulation enacted,
          ---------------------
promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect, and there shall be no action, suit or proceeding brought by any such Governmental Entity and pending which (i) makes this Agreement or the Merger illegal or (ii) has or is reasonably likely to have a Liberty Media Material Adverse Effect.

     (f)  Governmental Consents, Etc.  Other than the filing of the Certificate
          --------------------------
of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents (other than those specified in Section 8.1(c)) as are required in connection with the consummation of the Merger shall have been obtained and shall be in full force and effect, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any Governmental Entity shall have expired, other than any of the foregoing which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, be reasonably likely to have a Liberty Media Material Adverse Effect; provided, however, that any Governmental Consent by the FCC relating to the Company's FCC Licenses described in Section 4.15 of the Company Disclosure Schedule shall not be deemed ineffective for purposes of this subsection 8.4(f) solely because such Governmental Consent is subject to appeal (provided that no notice of appeal shall have been filed) or to reconsideration by the FCC on its own motion.

                                  ARTICLE IX.
                                  TERMINATION

9.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Company:

          (i)  by mutual consent of Parent, Liberty Media and the Company;

          (ii) by any of the Company, Parent or Liberty Media: (A) if the Merger shall not have been consummated on or before July 31, 2000, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date, and provided further that if the Merger has not been consummated on or before July 31, 2000 solely as a result of the failure of the conditions set forth in Sections 8.1(b) (if the failure to satisfy such condition is the result of any material acquisition or other transaction, or agreement with respect thereto, engaged in, or entered into, by Parent or Liberty Media or any of their respective Affiliates whether prior to or after the date hereof), 8.1(c), 8.2(d), 8.2(f), 8.3(d), 8.3(f), 8.4(d), or
8.4(f) to be satisfied or
waived, any party, by written notice to the other parties, may extend such date up to September 30, 2000, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of any other party contained in this Agreement, in each case that is not curable, such that the conditions set forth in Sections 8.2(a) or (b) or Sections 8.3(a) or (b), in the case of such a breach by the Company, or Sections 8.4(a) or (b), in the case of such a breach by Parent, Merger Sub or Liberty Media, cannot be satisfied, (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) the stockholders of the Company fail to approve and adopt the Merger Proposal by the requisite vote (I) at the Special Meeting, or (II) by the date one day prior to the applicable date referred to in (A) above, provided the Registration Statement became effective (unless the failure of the Registration Statement to become effective is the result of the Company's material breach of
Section 3.2(a)) and remained effective such that the Proxy Statement could be mailed to the Company stockholders and the Special Meeting held prior to such applicable date (provided that Parent shall not terminate this Agreement pursuant to this clause (D) without the concurrence of Liberty Media); or

          (iii) by Liberty Media if (x) the Company Board withdraws or modifies, in a manner adverse to Parent or Liberty Media, its approval or recommendation of the Merger or (y) the Company Board approves or recommends, or authorizes the Company to enter into an agreement with respect to, an Extraordinary Transaction.

          (iv)   by the Company, pursuant to Section 7.5(c).

9.2  Termination Fee; Effects of Termination.

     (a) If (i) during the term of this Agreement, the Company Board withdraws or modifies, in a manner adverse to Parent or Liberty Media, its approval or recommendation of the Merger, or the Company Board approves, or recommends, or authorizes the Company to enter into an agreement with respect to, an Extraordinary Transaction, and (ii) this Agreement is thereafter terminated pursuant to Section 9.1(ii), Section 9.1(iii) or Section 9.1(iv), and (iii) in the case of any termination pursuant to Section 9.1(ii) only, the Company thereafter enters into any definitive agreement with respect to or consummates an Extraordinary Transaction with any Person other than Liberty Media, Parent or an Affiliate of either of them, within six months after the date of such termination, then, in any such case, the Company shall immediately pay Liberty Media a fee of $6,500,000 (the "Termination Fee"), payable by wire transfer of same day funds.

     (b) If this Agreement is terminated by the Company, Parent or Liberty Media pursuant to Section 9.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of Parent, Liberty Media, Merger Sub, the Company or any of their respective Affiliates, stockholders, directors, officers, agents employees or Representatives except (i) as provided in Sections 4.25, 6.8, 7.2 and 7.5, which shall survive such termination and
(ii) subject to Section 10.10, to the extent such termination results from the willful breach by Parent, Liberty Media, Merger Sub or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

     (c) Notwithstanding anything to the contrary contained herein, any election by the Company to pay, or by Liberty Media or Parent to receive, the Termination Fee pursuant to Section 9.2(a) shall constitute full settlement of any and all liabilities of the Company for damages under this Agreement in respect of a termination of this Agreement pursuant to Sections 9.1(i), 9.1(ii) and 9.1(iii) and shall be the sole measure of damages with respect to such termination.

     (d) In the event of any termination of this Agreement pursuant to Section 9.1, Parent shall have no further obligation or liability hereunder, except for its confidentiality obligations pursuant to Section 7.2.

                                  ARTICLE X.
                                 MISCELLANEOUS

10.1 No Waiver or Survival of Representations and Warranties. The respective representations and warranties of Parent, Merger Sub, Liberty Media and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. All representations and warranties made by each of the parties herein shall expire at the Effective Time and shall thereafter be of no further force or effect.

10.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

          (a)  If to Parent or Merger Sub:

               AT&T Corp.
               295 North Maple Avenue
               Basking Ridge, NJ  07920
               Attention: Vice President-Law and Corporate Secretary
               Facsimile: (908) 221-6618

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 W. 52nd Street
               New York, NY 10019
               Attention: David M. Silk, Esq.
               Facsimile: (212) 403-2000

          (b)  If to Liberty Media:

               Liberty Media Corporation
               9197 South Peoria Street
               Englewood, CO  80112
               Attention:  Charles Y. Tanabe, Esq.
               Facsimile:  (720) 875-5382

               with copies to:

               Baker & Botts, L.L.P.
               599 Lexington Ave.
               New York, NY 10022
               Attention:  Marc A. Leaf, Esq.
               Facsimile:  (212) 705-5125

             and

               Liberty Media Corporation
               9197 South Peoria Street
               Englewood, CO  80112
               Attention:  David P. Beddow
               Facsimile:  (720) 875-5415

          (c)  If to the Company:

               Four Media Company
               625 Arizona Avenue
               Santa Monica, California  90401
               Attention:  William E. Niles, Esq.
               Facsimile:  (310) 587-1277

            with a copy to:

               Latham & Watkins
               633 West Fifth Street
               Suite 4000
               Los Angeles, CA 90071
               Attention:  James P. Beaubien, Esq.
               Facsimile: (213) 891-8763

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

10.3 Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents referred to herein), together with (in the case of the Company and Liberty Media) the Mutual Nondisclosure Agreement, dated as of August 13, 1999, between the Company and

Liberty Media, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

10.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns. Except for Section 7.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.5 Amendment. This Agreement may be amended by action of all the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement and the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, (a) the provisions of Sections 7.4 (other than to the extent related to Sections 7.4(c)(i) and 7.4(h)) and 7.5 may be amended by an instrument signed in writing by the Company and Liberty Media, without any action on the part of Parent or Merger Sub and (b) following the Effective Time, this sentence of Section 10.5 may only be amended by an instrument signed in writing by Parent, Liberty Media and, on behalf of the Company, by at least one individual who was serving on the board of directors of the Company immediately prior to the Effective Time.

10.6 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by each such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other parties with any of the agreements or covenants of such other parties contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on any other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.6. Any waiver by either Parent or Liberty Media shall require the consent of both Parent and Liberty Media.

Notwithstanding the foregoing, the provisions of Sections 7.4 (other than to the extent related to Sections 7.4(c)(i) and 7.4(h)) and 7.5 may be waived by an instrument signed in writing by the Company and Liberty Media without any action on the part of Parent or Merger Sub.

10.7 Parent Transactions. Notwithstanding anything to the contrary in this Agreement, the pursuit and/or consummation by Parent or any of its Subsidiaries or Affiliates of any Parent Transaction shall be deemed not to be a breach of any provision of this Agreement.

10.8 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

10.10 Applicable Law. This Agreement and the legal relations between the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws thereof.

10.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the non-exclusive jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

10.12 Company Disclosure Schedule. The parties acknowledge that the Company Disclosure Schedule (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) is qualified in its entirety by reference to specific provisions of this Agreement and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company, or any of its Subsidiaries or will have or is likely to have a Material Adverse Effect, Liberty Media Material Adverse Effect, Parent Material Adverse Effect or Parent Adverse Effect. Disclosure of the information contained in one section or part of the Company Disclosure Schedule shall be deemed as proper disclosure for other sections or parts of the Company Disclosure Schedule only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears and provided, further that information set forth in the Company Disclosure Schedule shall be deemed to qualify the representations in Section 4.1, 4.2 and 4.3 of this Agreement only if such information is set forth in Section 4.1, 4.2 or 4.3, as applicable, of the Company Disclosure Schedule.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                      AT&T CORP.

                                      By: /s/ Marilyn J. Wasser
                                         -----------------------------------------
                                         Name:  Marilyn J. Wasser
                                         Title: Vice President - Law and Secretary

                                      FOUR MEDIA COMPANY

                                      By:/s/ Robert T. Walston
                                         -----------------------------------------
                                         Name:  Robert T. Walston
                                         Title: Chairman and Chief
                                                Executive Officer

                                      LIBERTY MEDIA CORPORATION


                                      By: /s/ Charles Y. Tanabe
                                         -----------------------------------------
                                         Name:  Charles Y. Tanabe
                                         Title: Senior Vice President

                                      D-GROUP MERGER CORP.

                                      By:/s/ Marilyn J. Wasser
                                         -----------------------------------------
                                         Name:  Marilyn J. Wasser
                                         Title: Vice President - Law and Secretary

                                   EXHIBITS

Exhibit 2.1(a)         Form of Certificate of Merger
Exhibit 2.1(c)(i)      Certificate of Incorporation of Surviving Entity
Exhibit 2.1(c)(ii)     Bylaws of Surviving Entity
Exhibit 2.6            Post-Merger Restructuring Transactions
Exhibit 3.3            Form of Affiliate Agreement
Exhibit 4.1(a)(i)      Certificate of Incorporation of the Company
Exhibit 4.1(a)(ii)     Bylaws of the Company
Exhibit 7.10(a)        Form of TSP Voting Agreement
Exhibit 7.10(b)        Form of Warburg, Pincus/Fleming Funds Voting Agreement
Exhibit 7.17           Form of Waiver Agreement

                                   SCHEDULES

Company Disclosure Schedule

Liberty Media Disclosure Schedule